UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
KBS GROWTH & INCOME REIT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☐    No fee required.
☐    Fee paid previously with preliminary materials.
☒    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholder:
You are cordially invited to attend the annual meeting of the stockholders of KBS Growth & Income REIT, Inc. (“we,” “us,” or the “Company”) to be held on [ ], 2023 at [ ] at the offices of KBS, 800 Newport Center Drive, 7th Floor Boardroom, Newport Beach, California 92660.
At the annual meeting, we will seek your approval of, among other proposals, the complete liquidation and dissolution of the Company. The board of directors and a committee composed of independent directors (the “Special Committee”) each carefully reviewed and considered the timing of the liquidation of the portfolio as described in the enclosed proxy statement, as well as management’s estimate of the range of liquidating distributions per share to be received by our stockholders in a planned liquidation pursuant to the Plan of Liquidation (defined below). The board of directors and the Special Committee each unanimously determined that a liquidation pursuant to the Plan of Liquidation, as more fully described in the enclosed proxy statement, is in the Company’s best interest and the best interest of our stockholders and that the terms of the Plan of Liquidation are fair to you, advisable and in your best interest and each unanimously approved the sale of all of our assets and our dissolution pursuant to the Plan of Liquidation, pending your approval. We currently estimate that if the Plan of Liquidation is approved by our stockholders and we are able to successfully implement the plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold would range between approximately $0.59 and $1.16 per share.
At the annual meeting, we will seek your approval of:
•a plan of complete liquidation and dissolution of the Company on the terms described in the accompanying proxy statement (the “Plan of Liquidation”);
•the election of four directors;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•a proposal that would permit us to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting and, subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.
The board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” each of the proposals described in the accompanying proxy statement.
Your vote is very important. We cannot complete the sale of all of our properties and our dissolution pursuant to the terms of the Plan of Liquidation without the affirmative vote of a majority of all of the shares of common stock entitled to vote on the matter.
Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the Internet, as soon as possible. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.
You are encouraged to review carefully the enclosed proxy statement, as it explains the reasons for the proposals to be voted on at the annual meeting and contains other important information, including a copy of the Plan of Liquidation, which is attached at Annex A. In particular, please review the matters referred to under “Risk Factors” for a discussion of the risks related to the Plan of Liquidation.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, President and Chief Executive Officer

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Proxy Statement and Notice of Annual Meeting of Stockholders
To Be Held [ ], 2023
SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS
Dear Stockholder:
On [ ], 2023, KBS Growth & Income REIT, Inc. (“we,” “us,” or the “Company”) will hold the annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, 7th Floor Boardroom, Newport Beach, California 92660. The annual meeting will begin at [ ] Pacific.
We are holding the annual meeting of stockholders for the following purposes:
1.To approve a plan of complete liquidation and dissolution of the Company, as more fully described in the accompanying proxy statement (the “Plan of Liquidation”). The proposal related to the Plan of Liquidation is referred to herein as the “Plan of Liquidation Proposal.” The principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our properties, paying our debts and distributing the net proceeds from liquidation to you.
The board of directors recommends a vote FOR the Plan of Liquidation Proposal.
2.To elect four directors to hold office for one-year terms.
The board of directors recommends a vote FOR each nominee.
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
4.To vote on a proposal that would permit us to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and subsequently, to adjourn the annual meeting, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting (the “Adjournment Proposal”).
The board of directors recommends a vote FOR the Adjournment Proposal.
In addition, we will attend to such other business as may properly come before the annual meeting and any adjournment or postponement thereof. The board of directors does not know of any matters that may be voted upon at the annual meeting other than the matters set forth above.
The board of directors has selected January 6, 2023 as the record date for determining stockholders entitled to vote at the annual meeting.
The proxy statement and proxy card are being mailed to you on or about [ ], 2023. Our 2021 annual report to stockholders, which is not a part of this proxy soliciting material, has been mailed to each of our stockholders of record as of the close of business on January 6, 2023.
Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2023:
Our proxy statement, form of proxy card and 2021 annual report to stockholders are also available at www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the enclosed proxy card.

By Order of the Board of Directors
Jeffrey K. Waldvogel
Secretary
Newport Beach, California
January [ ], 2023

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
VOTING AND THE PLAN OF LIQUIDATION

The following are some questions that you, as a stockholder of KBS Growth & Income REIT, Inc. (the “Company”), may have regarding the annual meeting, voting and the Plan of Liquidation (defined below) and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the annual meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement. In this section and elsewhere in this proxy statement, references to “you” refers to the Company’s stockholders to whom the notice of annual meeting and this proxy statement are addressed, and references to “we,” “us,” or “our” refer to the Company.

Questions about the annual meeting and voting.
Q:    Why did you send me these materials?
A:    We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your proxy to vote your shares at the Company’s annual meeting of stockholders. You owned shares of record of our common stock at the close of business on January 6, 2023, the record date for the annual meeting, and, therefore, are entitled to vote at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. You do not need to attend the annual meeting in person in order to vote.

Q:    Who is entitled to vote at the annual meeting?
A:    Anyone who is a stockholder of record at the close of business on January 6, 2023, the record date for the annual meeting, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the record date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on January 6, 2023; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.

Q:    What is a proxy?
A:    A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, each of whom is one of our executive officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions.
If you submit your proxy without instructions, they will vote:
(1)FOR the proposed plan of complete liquidation and dissolution of the Company, as more fully described in this proxy statement (the “Plan of Liquidation”). The proposal relating to the Plan of Liquidation is referred to herein as the “Plan of Liquidation Proposal.”
(2)FOR all of the director nominees,
(3)FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, and
(4)FOR a proposal that would permit us (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and (b) subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting (the “Adjournment Proposal”).

With respect to any other proposals to be voted upon, the appointed proxies will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. It is important for you to submit your proxy via the Internet, by telephone or return the proxy card to us as soon as possible, whether or not you plan on attending the annual meeting.

Q:    When is the annual meeting and where will it be held?
A:    The annual meeting will be held on [ ], 2023, at [ ] Pacific, at the offices of KBS, 800 Newport Center Drive, 7th Floor Boardroom, Newport Beach, California 92660.

Q:    Will my vote make a difference?
A:    Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described in this proxy statement can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:    How many shares of common stock are outstanding?
A:    As of January 6, 2023, there were [ ] shares of our common stock issued and outstanding and entitled to be cast at the annual meeting.

Q:    What constitutes a quorum?
A:    A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. No business may be conducted at the annual meeting if a quorum is not present. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.
If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of January 6, 2023. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:    How many votes do I have?
A:    You are entitled to one vote for each share of common stock you held as of the record date.

Q:    What may I vote on?
A:    You may vote on each of the following proposals:
(1)Proposal 1: the Plan of Liquidation Proposal;
(2)Proposal 2: the election of the nominees to serve on the board of directors;
(3)Proposal 3: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
(4)Proposal 4: the Adjournment Proposal.
In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:    How does the board of directors recommend I vote on the proposals?
A:    The board of directors recommends that you vote:
(1)FOR the Plan of Liquidation Proposal;
(2)FOR each of the nominees for election as director who is named in this proxy statement;
(3)FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
(4)FOR the Adjournment Proposal.

Q:    What are the voting requirements for the Plan of Liquidation Proposal?
A:     The affirmative vote of a majority of all of the shares of common stock entitled to vote on the Plan of Liquidation Proposal is required for approval of the Plan of Liquidation Proposal. Because of this majority vote requirement, “ABSTAIN” votes and broker non-votes (discussed below) will have the effect of a vote against the Plan of Liquidation Proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR the Plan of Liquidation Proposal.

Q:    What are the voting requirements to elect the board of directors?
A:    A majority of the total votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the nominees.

Q:    What are the voting requirements for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022?
A:    A majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q:    What are the voting requirements to approve the Adjournment Proposal?
A:    A majority of the votes cast at an annual meeting at which a quorum is present is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR the Adjournment Proposal.

Q:    How can I vote?
A:    Stockholders can vote in person at the annual meeting, as described above under “Who is entitled to vote at the annual meeting?”, or by proxy. Stockholders have the following three options for submitting their votes by proxy:
(1)via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;

(2)by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)by mail, by completing, signing, dating and returning the enclosed proxy card.
For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the annual meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.
If you elect to attend the annual meeting, you can submit your vote in person as described above under “Who is entitled to vote at the annual meeting?” and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:    What is a “broker non-vote”?
A:    A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the Plan of Liquidation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST the Plan of Liquidation Proposal but will have no effect on the election of each nominee for director or the Adjournment Proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.
Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:    How will voting on any other business be conducted?
A:    Although we do not know of any business to be considered at the annual meeting other than the Plan of Liquidation Proposal, the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 and the Adjournment Proposal, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Messrs. Schreiber and Waldvogel and Ms. Yamane, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:    What if I submit my proxy and then change my mind?
A:    You have the right to revoke your proxy at any time before the annual meeting by:
(1)    notifying Mr. Waldvogel, our Secretary;
(2)    attending the annual meeting and voting in person as described above under “Who is entitled to vote at the annual meeting?”;
(3)    returning another proxy card dated after your first proxy card, if we receive it before the annual meeting date; or
(4)    recasting your proxy vote via the Internet or by telephone.
Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.

Q:    When are the director nominations and stockholder proposals for the next annual meeting of stockholders due?
A:    Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by our Secretary, Mr. Waldvogel, at our executive offices no later than [ ], 2023. However, if we hold the next annual meeting before [ ], 2024 or after [ ], 2024, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials. The mailing address of our executive offices is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. If a stockholder wishes to present a proposal at the next annual meeting of stockholders, whether or not the proposal is intended to be included in our proxy materials, Section 2.12 of our bylaws requires advance notice to our Secretary no earlier than [ ], 2023 and no later than [ ], 2023. However, if we hold our next annual meeting of stockholders before [ ], 2024 or after [ ], 2024, a stockholder nomination or proposal to be considered at the next annual meeting of stockholders must be received by us not earlier than the 150th day before the date of the next annual meeting and not later than the close of business on the later of the 120th day before the date of the next annual meeting or the 10th day following the day on which public disclosure of the date of the next annual meeting is first made. Our Secretary will provide a copy of bylaws upon written request and without charge. In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q:    How are proxies being solicited?
A:    In addition to mailing proxy solicitation materials, our directors and employees of our advisor, KBS Capital Advisors LLC (the “Advisor”) or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process. If you need any assistance, or have any questions regarding the proposals or how to cast your vote, you may contact Broadridge at 800-574-5897.
Our directors and employees of the Advisor or its affiliates will not be paid any additional compensation for soliciting proxies. We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $30,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to you.

Q.    What should I do if I receive more than one set of voting materials for the annual meeting?
A.    You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:
(1)via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;
(2)by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)by mail, by completing, signing, dating and returning the enclosed proxy card.

Q.    What should I do if only one set of voting materials for the annual meeting is sent and there are multiple Company stockholders in my household?
A.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact Broadridge at 800-574-5897.

Q.    How can I find out the results of the voting at the annual meeting?
A.    We will file a Current Report on Form 8-K within four business days after the annual meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Q:    Where can I find more information?
A:    Additional information about us can be obtained from the various sources described under “Where You Can Find More Information” in this proxy statement.

Questions About the Plan of Liquidation Proposal
Q.    Why is the Plan of Liquidation Proposal being made?
A.    In November 2018, our board of directors formed a special committee (the “Special Committee”) composed of all of our independent directors to evaluate various strategic alternatives involving us, and in particular, a potential related-party merger. As part of the process of evaluating strategic alternatives, the Special Committee engaged legal counsel independent from management, and in September 2019, the Special Committee engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent financial advisory and investment banking firm with substantial real estate, real estate investment trust and partnership transaction experience, to act as our financial advisor and to assist us and the Special Committee with this process. Under the terms of the engagement, Stanger provided various financial advisory services, as requested by the Special Committee as customary for an engagement in connection with evaluating strategic alternatives. Although the Special Committee engaged Stanger to assist us and the Special Committee with the evaluation of strategic alternatives for us, we were not obligated to enter into any particular transaction or any transaction at all.
With input from the Advisor, and with the assistance of Stanger, the Special Committee conducted a detailed assessment of our portfolio and the strategic alternatives available to us. In October 2019, the Special Committee concluded that a transaction with an affiliate was not viable. Following this determination, the Special Committee’s engagement of Stanger and the committee’s direct evaluation of a strategic transaction for us came to an end, and our full board of directors continued to actively monitor strategic alternatives available to us.
During the period following the conclusion of our Special Committee’s evaluation of strategic alternatives, our board of directors regularly reviewed with the Advisor the prevailing conditions of the real estate and financial markets and the economic conditions in the submarkets where our properties are located. In August 2020, with consideration given to the prior evaluation, led by the Special Committee with the assistance of Stanger, of strategic alternatives available to us; our inability to raise substantial funds in our offerings and subsequent inability to acquire a diverse portfolio of investments that has resulted in the fixed costs associated with managing a public REIT and our portfolio of real estate investments being a greater percentage of our net operating income; as well as current market conditions and the recommendation of the Advisor based on its knowledge of our portfolio, the board of directors determined it would be in our best interest and the best interest of our stockholders to proceed with pursuing a liquidation strategy through asset sales.

Following this determination, the Advisor began to develop a plan of liquidation for approval by our board of directors and submission to our stockholders. We initially expected to present a plan of liquidation for a vote of our stockholders within six months from our determination to pursue a liquidation strategy. However, as a result of continuing civil unrest and disruption in Portland and Chicago, where several of our properties are located, and the related adverse market conditions in these submarkets, along with the ongoing uncertainty and business disruptions related to the COVID-19 pandemic, at a meeting held in November 2020, our board of directors determined to delay any proposal to liquidate until the market conditions in the locations of our properties stabilized.
In August 2021, at a regularly scheduled meeting of the board of directors, the Advisor reviewed the real estate and financial markets and the economic conditions of the submarkets where our properties are located, the current status of our outstanding debt obligations, a significant percent of which was coming due in the near term, and the operations at the properties in our portfolio, including upcoming lease expirations and occupancy levels, and recommended moving forward with a plan of liquidation. Following that recommendation, our board of directors, including all of the independent directors, determined to resume development of a formal plan of liquidation and directed the Special Committee to proceed with evaluating and adopting a plan of liquidation for approval by the board of directors and submission to our stockholders. In November 2021, the Special Committee re-engaged Stanger to act as the independent financial advisor of the Special Committee with respect to the plan of liquidation.
In March 2022, at a regularly scheduled meeting of the board of directors, the Advisor updated the board of directors and the Special Committee regarding the significant uncertainty around the potential sale of one of the assets in the portfolio and recommended delaying the review and approval of a plan of liquidation until some certainty around the potential sale of the asset could be established. Following that delay, the impact to the real estate and financial markets that has resulted from the rising interest rate environment necessitated an update to the appraised value of the assets in the portfolio in order to establish a range in liquidation proceeds for consideration by the board of directors and Special Committee in reviewing and approving a plan of liquidation. As a result of the continued uncertainty in the real estate and financial markets, as well as the upcoming loan maturities and the Company’s limited liquidity, the Advisor recommended that the board of directors and the Special Committee consider and approve a plan of liquidation in connection with the annual update to the Company’s estimated value per share in December 2022.
On December 15, 2022, the Special Committee held a joint meeting with the board of directors. Also in attendance at the meeting were members of management as well as a representative from each of the Company’s outside legal counsel and Stanger, financial advisor to the Special Committee. At that meeting, the Advisor recommended to the board of directors and the Special Committee that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation. Specifically, the Advisor noted the upcoming debt maturities for the Commonwealth Building mortgage loan and the Modified Term Loan, which constitute 96% of our outstanding debt. Due to the decrease in occupancies and a decrease in market values of the properties securing these two loans, the Company does not expect to be able to refinance these loans at current terms and would likely be required to pay down a portion of the maturing debt in order to refinance the loans, though the Company has very limited cash on hand for such a paydown. In addition, the Advisor noted that the borrower under the Commonwealth Building mortgage loan failed to pay the full amount of the outstanding debt service on the loan on the due date. Due to decreased occupancy and reduced rent at the Commonwealth Building, operating income from the Commonwealth Building no longer covers debt service payments on the loan. In addition, the Commonwealth Building is currently valued at less than the outstanding debt. Given the depressed office rental rates in downtown Portland and the continued social unrest and increased crime in downtown Portland where the property is located, the Company does not anticipate any near-term recovery in value and with its limited cash on hand is unable to fully meet its ongoing debt service obligations.
Following the Advisor’s presentation regarding the Plan of Liquidation, our board of directors and the Special Committee carefully reviewed and considered the terms and conditions of the Plan of Liquidation and the transactions contemplated by that plan, as well as the other alternatives described in this proxy statement, including a merger of the Company with another entity, a sale of the Company, a sale of the Company’s portfolio in a single transaction or a listing of the Company on a national securities exchange. See “What alternatives to the Plan of Liquidation have you considered?” below for a discussion of other alternatives considered. Further, the Special Committee reviewed with Stanger its opinion regarding the reasonableness, from a financial point of view, of management’s estimated range of liquidating distributions.

On December 15, 2022, the board of directors and the Special Committee each concluded that a planned liquidation pursuant to the Plan of Liquidation was in the Company’s best interest and the best interest of our stockholders, and each unanimously determined that the terms of the Plan of Liquidation are fair to you, advisable and in your best interest. For a discussion of the reasons for the Plan of Liquidation, see “Proposal 1. The Plan of Liquidation Proposal – Reasons for the Plan of Liquidation Proposal; Recommendation of the Board of Directors and the Special Committee.” The board of directors and the Special Committee then decided to seek your approval of the Plan of Liquidation. We currently estimate that if the Plan of Liquidation Proposal is approved by our stockholders and we are able to successfully implement the plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $0.59 and $1.16 per share.
Our range of estimated net proceeds from liquidation is based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the liquidation process, including any changes caused by the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, the elevated market and economic volatility and persistent concerns over inflation could have a material effect on the ultimate amount of liquidating distributions received by stockholders. Further, our portfolio is highly leveraged and small changes to the value of our real estate assets have a large impact on our equity and related liquidating distributions to our stockholders.

Q.    What will happen if the Plan of Liquidation Proposal is not approved by our stockholders?
A:    We cannot complete the sale of all of our assets or our dissolution pursuant to the terms of the Plan of Liquidation unless our stockholders approve the Plan of Liquidation Proposal. If the Plan of Liquidation Proposal is not approved by our stockholders, the board of directors will meet to determine what other alternatives to pursue in the best interest of the Company and our stockholders, including, without limitation, continuing to operate under our current business plan or seeking approval of a plan of liquidation at a future date.

Q.    What alternatives to the Plan of Liquidation have you considered?
A.    Our board of directors and the Special Committee also explored the options of:
•continuing under our current business plan; and
•seeking to dispose of our assets through a merger or a portfolio or whole-entity sale.
Our board of directors also considered a listing of our common stock on a national securities exchange. However, after consulting with Stanger and the Advisor, the board of directors concluded that because of the relatively small size of the Company’s portfolio of properties, along with our externalized management structure, it would not be worthwhile to devote meaningful time or resources to evaluating a possible listing of our shares on a national securities exchange.
If we continue to operate under our current business plan, we would experience a decrease in cash flow due to the fixed costs associated with running a public REIT, decreased occupancy levels at our properties due to tenant lease terminations or non-renewals, maturing debt in the near term, asset dispositions and the costs of maintaining our properties. In particular, on December 20, 2022, the borrower under the Commonwealth Building mortgage loan, which has an outstanding principal balance of $45.7 million, defaulted on the loan following a failure to pay the full amount of the outstanding debt service on the loan. Due to decreased occupancy and reduced rent at the Commonwealth Building, operating income from the Commonwealth Building no longer covers debt service payments on the loan. In addition, the Commonwealth Building is currently valued at less than the outstanding debt. Given the depressed office rental rates in downtown Portland and the continued social unrest and increased crime in downtown Portland where the property is located, the Company does not anticipate any near-term recovery in value and with its limited cash on hand is unable to fully meet its ongoing debt service obligations. The borrower under the Commonwealth Building mortgage loan may relinquish ownership of the property to the lender in a foreclosure transaction or other alternative to foreclosure in satisfaction of the mortgage. In addition, the Modified Term Loan with an outstanding balance of $52.3 million is maturing in November 2023. Due to the decrease in occupancy and a decrease in market value of the properties securing this loan, the Company does not expect to be able to refinance the loan at current terms and would likely be required to pay down a portion of the maturing debt in order to refinance the loan. With the Company’s limited amount of cash on hand, the Company’s ability to make a loan paydown, without the sale of real estate assets, is severely limited. Additionally, in order to attract or retain tenants needed to increase occupancy and sustain operations, the Company will need to spend a substantial amount on capital leasing costs, however, the Company has limited amounts of liquidity to make these capital commitments. These conditions raise substantial doubt about the Company’s ability to continue to operate under the current business plan.
After reviewing the other alternatives, and taking into account the prevailing conditions of the real estate and financial markets and the economic conditions in the submarkets where our properties are located, our inability to raise substantial funds in our offerings and subsequent inability to acquire a diverse portfolio of investments resulting in the fixed costs associated with managing a public REIT and the portfolio of real estate investments being a greater percentage of our net operating income, as well as the current status of our operations, including outstanding debt obligations coming due in the near term and upcoming lease expirations and occupancy levels at our properties, the board of directors and the Special Committee concluded that a planned liquidation pursuant to the Plan of Liquidation was in the Company’s best interest and the best interest of our stockholders. For additional information on the board of directors’ and the Special Committee’s analysis of other strategic alternatives, see “Proposal 1. The Plan of Liquidation Proposal – Background of the Plan of Liquidation – Assessment of Strategic Alternatives.”

Q.    What factors, in addition to general adverse market conditions caused by the COVID-19 pandemic’s impact on commercial office properties, have most significantly impacted the net asset value of the Company and resulting range in net proceeds from liquidation?
A.    With a real estate portfolio of four office buildings, the Company has limited diversification. As a result, downturns in geographic locations where its properties are located have had a more significant adverse impact on its net asset value than if the Company had been able to invest in a more diversified investment portfolio. In particular, the Commonwealth Building, which was 42% of the Company’s total investments as of September 30, 2022 based on purchase price, and is 37% of its total rentable square feet as of September 30, 2022, is located in Portland, Oregon, a geographic region that has suffered significant and impactful adverse economic developments since the start of the COVID-19 pandemic in 2020. Continued social unrest and increased crime in the downtown Portland area, along with employees continuing to work from home has resulted in many tenants leaving the downtown Portland area for suburban options and resulted in adverse economic consequences for the downtown commercial business district in Portland where the property is located. Occupancy at the Commonwealth Building decreased from 87% at the beginning of 2021 to 52% as of September 30, 2022. Due to these factors, the Commonwealth Building is currently valued at less than the outstanding debt and as a result of the default discussed above, the Company may relinquish ownership of the property to the lender in a foreclosure transaction or other alternative to foreclosure in satisfaction of the mortgage. In addition, the Offices at Greenhouse, another significant property in the Company’s real estate portfolio is located in Houston, Texas, where the COVID-19 pandemic added to an already slumping oil and gas industry, resulting in increased vacancy and expanding capitalization rates across the office marketplace.

Q.    Do I have appraisal or dissenters rights in connection with the liquidation?
A.    Pursuant to Maryland law and the charter, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Plan of Liquidation.

Q.    What is the Plan of Liquidation?
A.    The Plan of Liquidation authorizes us to undertake an orderly liquidation. In an orderly liquidation, we would sell all of our assets, pay all of our known liabilities, provide for the payment of our unknown or contingent liabilities, distribute our remaining cash to our stockholders, wind up our operations and dissolve.
In order to dissolve, we will file articles of dissolution (“Articles of Dissolution”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), our jurisdiction of incorporation, to dissolve the Company as a legal entity following the satisfaction of or provision for all our outstanding liabilities. The board of directors, in its sole discretion, will determine the timing for this filing. We expect to pay liquidating distributions to our stockholders during the liquidation process and to pay the final liquidating distribution after we sell all of our assets, pay or provide for all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 24 months after stockholder approval of the Plan of Liquidation. However, the completion of these activities may be delayed due to the continuing impact of the novel coronavirus (COVID-19) pandemic on U.S. business and economic conditions and in particular the market for office properties, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, as well as any continuing unrest in the markets where our properties are located. A final liquidating distribution to our stockholders may not be paid until all of our liabilities have been satisfied. Upon our liquidation and dissolution, the Company will cease to exist.

Q.    What are the key provisions of the Plan of Liquidation?
A.    The Plan of Liquidation provides, in pertinent part, that, among other things:
•We will be authorized to sell all of our assets (including, if appropriate, through a whole-entity sale or sale of one or more of our subsidiaries or our direct or indirect ownership interests in these subsidiaries), liquidate and dissolve the Company, and distribute the net proceeds from liquidation in accordance with the provisions of the charter and applicable law. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Liquidation provides that our assets may be sold for cash, notes or such other assets as may be conveniently liquidated or distributed to our stockholders.
•We will be authorized to take all necessary or advisable actions to wind up our business, pay our debts, and distribute the remaining proceeds to our stockholders.
•We will be authorized to provide for the payment of any unascertained or contingent liabilities. We may do so by purchasing insurance, by establishing a reserve fund or in other ways.
•We expect to distribute all of the net proceeds from liquidation to you within 24 months after the date the Plan of Liquidation is approved by our stockholders. However, the sale of assets and distribution of the net proceeds may be delayed due to the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions and the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, along with the elevated market and economic volatility and persistent concerns over inflation. If we cannot sell our assets and pay our debts within 24 months, or if the board of directors and the Special Committee determine that it is otherwise advisable to do so, we may transfer and assign our remaining assets to a liquidating trust. Upon such transfer and assignment, our stockholders will receive beneficial interests in the liquidating trust. The liquidating trust will pay or provide for all of our liabilities and distribute any remaining net proceeds from liquidation to the holders of beneficial interests in the liquidating trust. The amounts that you would receive from the liquidating trust are included in our estimates described above of the total amount of cash that you will receive in the liquidation.
•Prior to the acceptance for record of the Articles of Dissolution by the SDAT, the board of directors may terminate the Plan of Liquidation for any reason, subject to and contingent upon the approval of such termination by our stockholders. Notwithstanding approval of the Plan of Liquidation by our stockholders, the board of directors or, if a liquidating trust is established, the trustees of the liquidating trust, may make certain modifications or amendments to the Plan of Liquidation without further action by or approval of our stockholders to the extent permitted under law.
•Upon our liquidation and dissolution, all of our outstanding shares of stock will be cancelled and the Company will cease to exist.
For more information, see “Proposal 1: The Plan of Liquidation Proposal.”

Q.    Do you have agreements to sell your assets?
A.    As of the date of this proxy statement, we have not entered into any agreements to sell our remaining assets.

Q:    Did you obtain an opinion about the estimated range of aggregate liquidating distributions?
A:    Yes. Stanger provided an opinion, dated December 15, 2022, to the Special Committee, as to the reasonableness, from a financial point of view, of management’s estimated range of liquidating distributions per share to be received by our stockholders in a planned liquidation pursuant to the Plan of Liquidation. The full text of Stanger’s written opinion is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Stanger in rendering its opinion. Stanger provided its opinion for the information and assistance of the Special Committee in connection with its consideration of the Plan of Liquidation. You are encouraged to read the Stanger opinion in its entirety. The Stanger opinion constitutes neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Liquidation.

Q.    If the Plan of Liquidation Proposal is approved, what do you estimate that the Company’s stockholders will receive?
A.    The amount of cash that may ultimately be received by our stockholders is not yet known. However, we currently estimate that if the Plan of Liquidation Proposal is approved by our stockholders and we are able to successfully implement the plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $0.59 and $1.16 per share. While this range in liquidating distributions is our best estimate as of the date of this proxy statement, our portfolio is highly leveraged and small changes to the value of our real estate assets have a large impact on our equity and related liquidating distributions to our stockholders. There are many factors in addition to changes to our real estate values from our estimates that may affect the amount of liquidating distributions available for distribution to our stockholders, including, among other factors: (i) changes in market demand that affect the timing of the disposition of office properties during the liquidation process, (ii) the amount of taxes, transaction fees and expenses relating to the Plan of Liquidation, and (iii) amounts needed to pay or provide for our liabilities and expenses, including unanticipated or contingent liabilities that could arise. No assurance can be given as to the amount of liquidating distributions you will ultimately receive. If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to our stockholders could be less than that set forth above. In addition, these estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the liquidation process, including any changes caused by the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, the elevated market and economic volatility and persistent concerns over inflation, could have a material effect on the ultimate amount of liquidating distributions received by our stockholders. See “Risk Factors” and “Proposal 1: The Plan of Liquidation Proposal – Background of the Plan of Liquidation.”

Q.    When will I receive my liquidating distributions?
A.    If the Plan of Liquidation is approved by our stockholders, we expect to pay multiple liquidating distribution payments to our stockholders during the liquidation process and to pay the final liquidating distribution after we sell all of our properties, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 24 months after stockholder approval of the Plan of Liquidation. However, the completion of these activities may be delayed due to the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, the elevated market and economic volatility and persistent concerns over inflation. If we have not sold all of our properties and paid all of our liabilities within 24 months after stockholder approval of the Plan of Liquidation, or if the board of directors and the Special Committee otherwise determine that it is advantageous to do so, we may transfer our remaining assets and liabilities to a liquidating trust. We would then distribute beneficial interests in the liquidating trust to our stockholders. If we establish a reserve fund, we may pay a final distribution from any funds remaining in the reserve fund after we determine that all of our liabilities have been paid.

The actual amounts and timing of the liquidating distributions will be determined by the board of directors or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. If you transfer your shares during the liquidation process, the right to receive liquidating distributions will transfer with those shares.

Q.    What is a liquidating trust?
A.    A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it. If we form a liquidating trust, we will transfer to our stockholders beneficial interests in the liquidating trust. This transfer of beneficial interests will constitute a taxable distribution to you in redemption of your ownership of our common stock. Beneficial interests in the liquidating trust will generally not be transferable by you.

Q.    What will happen to my shares of stock?
A.    If our stockholders approve the Plan of Liquidation Proposal, after we have sold all of our assets, satisfied our liabilities, paid our final liquidating distribution to our stockholders and filed the Articles of Dissolution with the SDAT, all shares of our common stock owned by you will be cancelled.

Q.    Do your directors and officers, the Advisor or its affiliates have any interests in the liquidation that differ from my own?
A.    Yes, some of our directors and officers and the Advisor and its affiliates may have interests in the liquidation that are different from your interests as a stockholder, including the following:
•All of our executive officers, including Messrs. Schreiber and Waldvogel and Ms. Yamane, are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to us. We currently do not pay any direct compensation to our executive officers. Mr. Schreiber is also one of our directors.
•The Advisor earns asset management fees from us and receives reimbursement of certain of its operating costs. The Advisor has agreed to waive payment of its asset management fee as of October 1, 2022 through our liquidation. The Advisor will receive reimbursements for expenses until our liquidation and dissolution are complete. As of September 30, 2022, we had accrued and deferred payment of $8.9 million of asset management fees related to the period from October 2017 through September 2022. These fees will be repaid to the Advisor with the liquidation proceeds prior to any distributions to stockholders.
•The Advisor owns a total of 20,404 shares of our Class A common stock, for which we estimate it will receive liquidating distributions of between approximately $12,000 and $24,000 in connection with our liquidation.
•Not including the 20,404 shares owned by the Advisor referenced above, one of our directors owns an aggregate of 39,392 shares of our Class A common stock, for which we estimate he will receive aggregate liquidating distributions of between approximately $23,000 and $46,000 in connection with our liquidation.
Consequently, some of our directors and officers and the Advisor, in some instances, may be more motivated to support the Plan of Liquidation than might otherwise be the case if they did not expect to receive those payments. Additionally, because of the above potential conflicts of interest, some of our directors and officers and the Advisor may be motivated to make decisions or take actions based on factors other than the best interest of our stockholders throughout the liquidation process. The board of directors and the Special Committee each was aware of these interests and considered them in making their recommendations. For further information regarding interests that differ from your interests please see “Proposal 1. The Plan of Liquidation Proposal Interests in the Plan of Liquidation that Differ from Your Interests.”

Q.    Are there any risks related to the Plan of Liquidation?
A.    Yes. You should carefully review the section of this proxy statement entitled “Risk Factors.”

Q.    What are the United States federal income tax consequences of the Plan of Liquidation?
A.    Subject to the limitations, assumptions, and qualifications described in this proxy statement and the approval by our stockholders of the Plan of Liquidation, the intended liquidation and dissolution of the Company pursuant to the Plan of Liquidation will constitute a taxable distribution to you in redemption of your ownership of our common stock, with the following material federal income tax consequences to our stockholders.
In general, if the Plan of Liquidation is approved and we are liquidated, you will realize, for U.S. federal income tax purposes, gain or loss equal to the difference between the cash distributed to you by the Company and your adjusted tax basis in our common stock. Note that any loss inherent in your common stock would not be recognizable until the final liquidating distribution is made, which would likely be during the 2025 taxable year. If we distribute beneficial interests in a liquidating trust (as defined in the section entitled “Material United States Federal Income Tax Consequences” in this proxy statement) to you, you would be required to recognize any gain in the taxable year of the distribution of the liquidating trust beneficial interests (to the extent that you have not recognized such gain in prior taxable years), although you may not receive the cash necessary to pay the tax on such gain. If you receive cash from the liquidating trust, you may receive such cash after the due date for filing your tax return and paying the tax on such gain. Distributions of beneficial interests in the liquidating trust will also constitute a final liquidating distribution that should allow the recognition of any loss. A summary of the possible tax consequences to you is included in “Material United States Federal Income Tax Consequences” in this proxy statement.
YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF SUCH TRANSACTIONS.

Q.    Why is the Company seeking a stockholder vote on the Adjournment Proposal?
A.    Adjourning the annual meeting to a later date will give us additional time to solicit proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting. Consequently, we are seeking your approval of the Adjournment Proposal to permit us (i) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and (ii) subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting.

Q.    Who can help answer my questions?
A.    If you have any questions about the annual meeting, the Plan of Liquidation Proposal, the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Broadridge.
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
Toll-Free: 800-574-5897

RISK FACTORS
The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference in this proxy statement (see “Where You Can Find More Information”), should be carefully considered by each of our stockholders before deciding whether to vote to approve the Plan of Liquidation Proposal as described in this proxy statement. In addition, our stockholders should keep in mind that the risks described below are not the only risks that are relevant to a voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. However, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.
RISKS THAT MAY DELAY OR REDUCE OUR LIQUIDATING DISTRIBUTIONS
We currently estimate that, if the Plan of Liquidation Proposal is approved by our stockholders and we are able to implement the plan successfully, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, would range between approximately $0.59 and $1.16 per share. We anticipate paying our liquidating distributions from the net proceeds from liquidation within 24 months after stockholder approval of the Plan of Liquidation. However, our expectations about the amount of liquidating distributions that we will pay and when we will pay them are based on certain estimates and assumptions, one or more of which may prove to be incorrect. As a result, the actual amount of liquidating distributions we pay to you may be more or less than we estimate in this proxy statement and the liquidating distributions may be paid later than we predict. In addition to the risks that we generally face in our business, factors that could cause actual liquidating distribution payments to be lower or paid later than we expect include, among others, the risks set forth below.
If any of the parties to our future sale agreements default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.
If you approve the Plan of Liquidation, we will seek to enter into binding sale agreements for each of our properties. The consummation of the potential sales for which we will enter into sale agreements in the future will be subject to satisfaction of closing conditions. If any of the transactions contemplated by our future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, including the COVID-19 pandemic or other pandemics or outbreaks, political or economic instability or social unrest, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, we will need to locate a new buyer for the properties, which we may be unable to do promptly or at prices or on terms that are as favorable as the original sale agreement. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for these properties. These additional costs are not included in our projections. In the event that we incur these additional costs, our liquidating distributions paid to you would be delayed or reduced.
If we are unable to find buyers for some or all of our properties within our expected timeframe or at our expected sales prices, our liquidating distributions may be delayed or reduced.
We have targeted disposition plans and timeframe estimates for each of the remaining assets of the Company. We will market our properties for sale over the coming months if our stockholders approve the Plan of Liquidation Proposal. There can be no assurance that any of our properties will sell within our expected timeframe or for their projected sales prices.
In calculating the range of estimated net proceeds from liquidation, we assumed that we will be able to find buyers for all of our properties at amounts based on our estimated range of market values for each property. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the property’s market value. Further, due to the substantial amount of leverage in the Company as a result of decreased real estate values, the ultimate net proceeds from liquidation paid to stockholders may be significantly impacted by small changes in real estate value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating distributions paid to you would be delayed or reduced. Furthermore, the range of estimated net proceeds from liquidation is based upon our estimates and assumptions as of December 15, 2022, but real estate market values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy rates, rental rates, the availability of suitable buyers and financing, the perceived quality and dependability of cash flows from properties and a number of other factors, both local and national. In particular, in the third quarter of 2022, global markets continued to experience significant volatility, driven by concerns over persistent inflation, rising interest rates, slowing economic growth and geopolitical uncertainty. These events as well as COVID-19 and other possible pandemics and outbreaks, political or economic instability, social unrest or other disruptions or events outside of our control may adversely affect our ability to locate buyers for our remaining properties, may delay the completion of the sales of such properties or adversely affect the price at which such properties may be sold. In addition, higher than anticipated transactional fees and expenses, environmental liabilities of which we are unaware or other unknown liabilities, if any, may adversely impact the net liquidation proceeds from those assets.
No assurance can be given as to the amount or timing of liquidating distributions you will ultimately receive. For more information on the calculation of our range of estimated net proceeds from liquidation, see “Proposal 1. The Plan of Liquidation Proposal – Calculation of the Range of Estimated Net Proceeds from Liquidation.”
The continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions, such as the war in Ukraine, concerns over persistent inflation, rising interest rates and slowing economic growth, could have material and adverse effects on our ability to complete the Plan of Liquidation within our expected timeframe or upon the terms we expect, which could reduce or delay our liquidating distributions.
The COVID-19 pandemic has severely impacted U.S. economic activity and caused significant volatility in financial markets. We cannot predict to what extent economic activity, including the use of and demand for office space, will return to pre-pandemic levels. During 2021 and 2022, the usage of our assets remained lower than pre-pandemic levels. In addition, we experienced a significant reduction in leasing interest and activity when compared to pre-pandemic levels. Potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, could materially and negatively impact the demand for office space, resulting in reduced demand for office space and thereby reduce or delay our ability to pay liquidating distributions to our stockholders. In addition, global markets have recently experienced significant volatility, driven by concerns over persistent inflation, rising interest rates, slowing economic growth and geopolitical uncertainty. In particular, the rising interest rate environment is adversely impacting the ability of potential buyers of our assets to obtain favorable financing.
In order to successfully complete the Plan of Liquidation, we must identify and complete one or more transactions with third parties for the sale of our remaining properties. The success, timing and terms of such transactions may be adversely impacted by the continued impacts of the COVID-19 pandemic on the market for office real estate in the United States. The uncertainty of the long-term demand for office space as employees continue to work from home following the COVID-19 pandemic could result in reduced demand for our properties by third parties or reduced values such parties may ascribe to our assets, as well as potentially affect our own ability to operate. Even if we are able to identify potential buyers, such buyers may have difficulty accessing debt and equity capital on attractive terms, or at all, due to rising interest rates, disruptions in the global financial markets or deteriorations in credit and financing conditions, which may affect their access to capital necessary to consummate the acquisition of our properties. If financing is unavailable to potential buyers of our properties, or if potential buyers are unwilling to engage in various transactions due to the uncertainty in the market, our ability to complete such dispositions within our expected timeframe or on the expected terms would be significantly impaired. In addition, reduced economic activity and general economic decline or recession may impact our tenants’ businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to make rent payments to us timely, or at all. The continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions and the impact on potential buyers, our tenants and general economic conditions may adversely affect our ability to close dispositions of our remaining properties and complete our Plan of Liquidation in a timely manner, upon satisfactory terms, or at all, which could cause the liquidating distributions paid to you to be delayed or reduced.
If we experience significant lease terminations and/or tenant defaults during the liquidation process or if our cash flow during the liquidation process is otherwise less than we expect, our liquidating distributions may be delayed or reduced.
In calculating our range of estimated net proceeds from liquidation, we assumed that we would not experience significant lease terminations not currently known to us and that we would not experience any significant unknown tenant defaults during the liquidation process that were not subsequently cured. Any currently known lease expirations and non-renewals of tenant leases were considered in calculating our range of estimated net proceeds from liquidation. Significant unknown lease terminations and/or tenant defaults during the liquidation process, would adversely affect the resale value of the properties, which would reduce our range of estimated net proceeds from liquidation. To the extent that we receive less rental income than we expect during the liquidation process, our liquidating distributions will be reduced. We may also decide in the event of a tenant default to restructure the lease, which could require us to substantially reduce the rent payable to us under the lease, or make other modifications that are unfavorable to us.
If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.
Before paying the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. The board of directors may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium that has not yet been determined. The board of directors may also decide to establish a reserve fund to pay these contingent claims. The amounts of the various transaction costs in the liquidation are not yet final, so we have used estimates of these costs in calculating the amounts of our range of estimated net proceeds from liquidation. To the extent that we have underestimated these costs in calculating our projections, our actual net proceeds from liquidation per share may be lower than the low end of our range of estimated net proceeds from liquidation per share. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if we establish a reserve fund, payment of liquidating distributions to you may be delayed or reduced.
Pursuing the Plan of Liquidation may cause us to fail to qualify as a REIT, which would dramatically lower the amount of our liquidating distributions.
For so long as we qualify as a real estate investment trust (“REIT”) and distribute all of our REIT taxable income, we generally are not subject to federal income tax. Although the board of directors does not presently intend to terminate our REIT status prior to paying the final liquidating distribution to our stockholders and our dissolution, the board of directors may take actions pursuant to the Plan of Liquidation that would result in such a loss of REIT status. Upon payment of the final liquidating distribution and our dissolution, our existence and our REIT status will terminate. However, there is a risk that our actions during the liquidation process may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the Plan of Liquidation. For example, to qualify as a REIT, generally at least 75% of our gross income in each taxable year must come from real estate sources and generally at least 95% of our gross income in each taxable year must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these requirements during the liquidation process. In addition, in connection with that process, we may recognize ordinary income in excess of the cash received. The REIT rules require us to pay out a large portion of our ordinary income in the form of a dividend to our stockholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we were unable to borrow to fund the required dividend or find another way to meet the REIT distribution requirements, we may cease to qualify as a REIT. Although we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):
•not be allowed a deduction for dividends paid to stockholders in computing our taxable income;
•be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income, including recognized gains, at regular corporate rates;
•be subject to increased state and local taxes; and
•be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.
As a result of these consequences, our failure to qualify as a REIT could substantially reduce the amount of liquidating distributions we pay to our stockholders.
Pursuing the Plan of Liquidation may cause us to be subject to federal income tax, which would reduce the amount of our liquidating distributions.
We generally are not subject to federal income tax to the extent that we distribute to our stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year. However, we are subject to federal income tax to the extent that our taxable income exceeds the amount of dividends paid to our stockholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. Although we intend to pay distributions to our stockholders sufficient to avoid the imposition of any federal income tax on our taxable income and the imposition of the excise tax, differences in timing between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at our taxable income, could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay federal income and excise taxes. The cost of borrowing or the payment of federal income and excise taxes would reduce the amount of liquidating distributions we pay to our stockholders.
So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from the sales of properties held primarily for sale to customers in the ordinary course of business. The Internal Revenue Code of 1986, as amended (the “Code”) provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether property is held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties will constitute a prohibited transaction. We do not believe that the sales of our properties pursuant to the Plan of Liquidation should be subject to the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. There can, however, be no assurances that the U.S. Internal Revenue Service (the “IRS”) will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.
Distributing beneficial interests in a liquidating trust may trigger tax consequences to our stockholders.
The REIT provisions of the Code generally require that each year we distribute as a dividend to our stockholders 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Liquidating distributions we pay pursuant to the Plan of Liquidation will qualify for the dividends paid deduction, provided that they are paid within 24 months of the adoption of such plan. Conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our properties at acceptable prices during such period. In such event, rather than retain our properties and risk losing our status as a REIT, we may elect to transfer our remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. Such a transfer would be treated as a distribution of our remaining assets to our stockholders, followed by a contribution of the assets to the liquidating trust. As a result, a stockholder would recognize gain to the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder’s basis in the stock, notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. To the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust is less than the stockholder’s basis in the stock, such loss is expected to be recognizable at the time of the transfer to the liquidating trust, but not before such time. See “Material United States Federal Income Tax Consequences – United States Federal Income Tax Consequences to U.S. Stockholders” in this proxy statement. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time the beneficial interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code.

OTHER RISKS OF THE PROPOSALS
Our entity value may be adversely affected by adoption of the Plan of Liquidation.
Once our stockholders approve the Plan of Liquidation, we expect to be committed to winding-up our operations. This may adversely affect the value that a potential acquirer might place on the Company. It may also preclude other beneficial courses of action not yet identified by the board of directors.
There can be no assurance that a planned liquidation pursuant to the Plan of Liquidation will maximize stockholder value to a greater extent at this time than would otherwise occur through other alternatives considered by the board of directors and the Special Committee and described in this proxy statement.
If our stockholders approve the Plan of Liquidation, they will no longer participate in any future earnings or benefit from any increases in the value of our properties once such properties are sold. Although the board of directors and the Special Committee each believes that a planned liquidation is in the Company’s best interest and the best interest of our stockholders, it is possible that pursuing one or more of the other alternatives considered by the board of directors and the Special Committee and described in this proxy statement would maximize stockholder value to a greater extent at this time. In that case, we will be foregoing those opportunities if we implement the Plan of Liquidation.
In certain circumstances, the board of directors may terminate, amend, modify or delay implementation of the Plan of Liquidation even if it is approved by our stockholders.
The board of directors has adopted and approved the Plan of Liquidation. Nevertheless, prior to the acceptance for record of the Articles of Dissolution by the SDAT, the board of directors may terminate the Plan of Liquidation for any reason, subject to and contingent upon the approval of such termination by our stockholders. Notwithstanding approval of the Plan of Liquidation by our stockholders, the board of directors, or, if a liquidating trust is established, trustees of the liquidating trust, may make certain modifications or amendments to the Plan of Liquidation without further action by or approval of our stockholders to the extent permitted under law. Although the board of directors has no present intention to pursue any alternative to the Plan of Liquidation, the board of directors may conclude that terminating the Plan of Liquidation is in the best interest of the Company and our stockholders. If the board of directors elects to pursue any alternative to the Plan of Liquidation, our stockholders would have to approve the termination of the Plan of Liquidation and may not receive any of the consideration currently estimated to be available for distribution to our stockholders pursuant to the Plan of Liquidation.

The board of directors will have the authority to sell our assets under terms less favorable than those assumed for the purpose of estimating our net liquidation value range.
If our stockholders approve the Plan of Liquidation, our directors will have the authority to sell any and/or all of our properties on such terms and to such parties as the board of directors determines in its sole discretion. Notably, our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.
Our stockholders could, in some circumstances, be held liable for amounts they received from us in connection with our dissolution.
If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each of our stockholders could be held liable for the payment to our creditors of such stockholder’s pro rata portion of the excess, limited to the amounts previously received by the stockholder in distributions from us or the liquidating trust, as applicable. If a court holds at any time that we failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from paying distributions under the Plan of Liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of such expenses and liabilities. Any such action could delay or substantially diminish the amount of liquidating distributions to be paid to our stockholders or holders of beneficial interests of any liquidating trust.
We will continue to incur the expenses of complying with public company reporting requirements.
Until our liquidation and dissolution are complete, we have an obligation to continue to comply with the applicable reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), even if compliance with these reporting requirements is economically burdensome. If the Plan of Liquidation is approved, in order to curtail expenses, we may, after filing our Articles of Dissolution, seek relief from the SEC from certain reporting requirements under the Exchange Act. We anticipate that, if we seek such relief and it is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, we may not seek such relief or the SEC may not grant any such relief. To the extent that we delay filing the Articles of Dissolution or if we do not obtain reporting relief, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act. The expenses we incur in complying with the applicable reporting requirements would reduce the amount of liquidating distributions we pay to our stockholders.
Approval of the Plan of Liquidation may lead to stockholder litigation, which could result in substantial costs and distract our management.
Extraordinary corporate actions by a company, such as our proposed Plan of Liquidation, sometimes lead to lawsuits being filed against that company. We may become involved in this type of litigation in connection with the Plan of Liquidation Proposal. As of the date of this proxy statement, no such lawsuits relative to the Plan of Liquidation were pending or, to our knowledge, threatened. However, if such a lawsuit is filed against us, the litigation could be expensive and divert management’s attention from implementing the Plan of Liquidation.
Our directors and officers and the Advisor and its affiliates may have conflicts of interest that may influence their support of the Plan of Liquidation and may cause them to manage our liquidation in a manner not solely in the best interest of our stockholders.
In considering the recommendations of the board of directors and the Special Committee with respect to the Plan of Liquidation Proposal, you should be aware that some of our directors and officers and the Advisor and its affiliates have interests in the liquidation that are different from your interests as a stockholder. The board of directors and the Special Committee each was aware of these actual and potential conflicts of interest and considered them in making their recommendations. Some of the conflicts of interest presented by the liquidation are summarized below.
•All of our executive officers, including Messrs. Schreiber and Waldvogel and Ms. Yamane, are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to us. We currently do not pay any direct compensation to our executive officers. Mr. Schreiber is also one of our directors.

•The Advisor earns asset management fees from us and receives reimbursement of certain of its operating costs. The Advisor has agreed to waive payment of its asset management fee as of October 1, 2022 through our liquidation. The Advisor will receive reimbursements for expenses until our liquidation and dissolution are complete. As of September 30, 2022, we had accrued and deferred payment of $8.9 million of asset management fees related to the period from October 2017 through September 2022. These fees will be repaid to the Advisor with the liquidation proceeds prior to any distributions to stockholders.
•The Advisor owns a total of 20,404 shares of our Class A common stock, for which we estimate it will receive liquidating distributions of between approximately $12,000 and $24,000 in connection with our liquidation.
•Not including the 20,404 shares owned by the Advisor referenced above, one of our directors owns an aggregate of 39,392 shares of our Class A common stock, for which we estimate he will receive aggregate liquidating distributions of between approximately $23,000 and $46,000 in connection with our liquidation.
Consequently, some of our directors and officers and the Advisor, in some instances, may be more motivated to support the Plan of Liquidation than might otherwise be the case if they did not expect to receive those payments. Additionally, because of the above potential conflicts of interest, our directors, our officers and the Advisor may be motivated to make decisions or take actions based on factors other than the best interest of our stockholders throughout the liquidation process.
Our officers, our affiliated director, the Advisor and the real estate professionals assembled by the Advisor will face competing demands on their time which may adversely affect their management of our liquidation.
The Advisor is also the external advisor to KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”) and KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), each of which is a KBS-sponsored non-traded REIT. Other KBS-advised investors are also advised by affiliates of the Advisor, and an affiliate of the Advisor serves as the U.S. asset manager for Prime US REIT, a Singapore real estate investment trust. These other programs and investors rely on many of the same real estate professionals as we do, including Mr. Schreiber.  As a result of their obligations to these other KBS-sponsored programs and/or KBS-advised investors, Mr. Schreiber, our officers and the Advisor’s other real estate professionals face conflicts of interest in allocating their time among us, KBS REIT II, KBS REIT III, Prime US REIT, other KBS-advised investors and the Advisor, as well as other business activities in which they are involved.

RISKS OF OUR BUSINESS
The risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Q3 2022 Quarterly Report”), each as filed with the SEC, are incorporated by reference in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The information in this proxy statement contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of the Company and members of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “could,” “continues,” “pro forma” or similar expressions. Among many other examples, the following statements are examples of the forward-looking statements in this proxy statement:
•all predictions of the amount and timing of liquidating distributions to be received by our stockholders;
•all statements regarding our ability to continue to qualify as a REIT;
•all statements regarding how the board of directors or the Special Committee will interpret and comply with the terms of the Plan of Liquidation;
•all statements regarding the timing of property dispositions and the sales price we will receive for our properties; and
•all statements regarding future cash flows, future business prospects, future revenues, future working capital, the amount of cash reserves we may establish in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the liquidation.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties and other unpredictable factors, many of which are beyond our control. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Many relevant risks are described under the caption “Risk Factors” in this proxy statement, as well as throughout this proxy statement and the incorporated documents, including those in the 2021 Annual Report and in the Q3 2022 Quarterly Report, and you should consider these important cautionary factors as you read this document.
Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:
•uncertainties relating to the implementation of our liquidation strategy, including uncertainties relating to our ability to successfully dispose of our remaining properties at the times and the prices we expect;
•uncertainties relating to whether a planned liquidation pursuant to the Plan of Liquidation will maximize stockholder value to a greater extent at this time than would otherwise occur through the other alternatives considered by the board of directors and the Special Committee and described in this proxy statement;
•uncertainties relating to future political, economic, competitive and market conditions, including with respect to concerns over persistent inflation, rising interest rates, slowing economic growth and geopolitical uncertainty;
•uncertainties relating to our portfolio, including uncertainties relating to our ability to maintain occupancy levels and lease rates at our real estate properties, and uncertainties relating to our operations;
•uncertainties relating to the continuing impact of the novel coronavirus (COVID-19) pandemic on U.S. business and economic conditions and the demand for office space as well as any continuing unrest in the markets where our properties are located, our operations and those of our tenants;
•uncertainties relating to certain tax matters, including the IRS treating the sale of our properties pursuant to the Plan of Liquidation as subject to the prohibited transactions tax;
•uncertainties regarding the impact of regulations, changes in government policy and industry competition;
•uncertainties regarding potential stockholder litigation as a result of the Plan of Liquidation Proposal; and
•other risks detailed from time to time in our reports filed with the SEC. Please refer to our SEC filings for a description of such factors.
The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The Company undertakes no obligation to update or revise forward-looking statements in this proxy statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

OUR BUSINESS AND ASSETS
Our Business
We are a Maryland corporation that was formed on January 12, 2015. We elected to be taxed as a REIT beginning with the taxable year ended December 31, 2015 and currently qualify as a REIT for federal income tax purposes.
We commenced capital raising activities in June 2015 with a private placement offering exempt from registration that terminated in April 2016. Immediately following the termination of our private offering, we launched an initial public offering, the primary portion of which terminated in June 2017, with the distribution reinvestment plan offering terminating in August 2020. KBS Capital Markets Group LLC, an affiliate of the Advisor, served as dealer manager for the offerings.
In October 2017, we launched a second private placement offering that was suspended in December 2019 and formally terminated in August 2020. We engaged an unaffiliated third-party to act as dealer manager for our second private offering. We raised $94.0 million through the sale of our common stock in our offerings.
We terminated our share redemption program effective for redemptions in December 2022. Previously our share redemption program was only available for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program, and collectively “special redemptions”).
Subject to certain restrictions and limitations, we are externally managed by the Advisor, a Delaware limited liability company and a wholly owned subsidiary of KBS Holdings LLC, our sponsor. Charles J. Schreiber, Jr., our Chief Executive Officer, President and Chairman of the Board, indirectly controls KBS Holdings and KBS Capital Advisors. The Advisor is responsible for managing our day-to-day operations and our portfolio of properties and for the management and disposition of properties on our behalf pursuant to an advisory agreement. We have no paid employees.
Our primary business objectives prior to the board of directors and the Special Committee recommending that you vote to approve the Plan of Liquidation were to: (i) preserve and return our stockholders’ capital contributions and to provide our stockholders with attractive and stable cash distributions; (ii) seek to realize growth in the value of our investments by timing asset sales to maximize asset value; and (iii) manage our portfolio to remain compliant with REIT requirements under the Code. We have used substantially all of the net proceeds from our offerings to invest in a portfolio of core real estate properties. We consider core properties to be existing properties with at least 80% occupancy. As of September 30, 2022, we owned four office buildings.
Our Properties
With the net proceeds from our offerings and debt financing, we invested in a portfolio of core real estate properties. Our portfolio of real estate consists of four office properties, encompassing in the aggregate 599,030 rentable square feet, which were collectively 73.1% occupied as of September 30, 2022. The following table presents certain information about our properties owned as of September 30, 2022.
Real Estate Properties

Real Property Name and Location	Date Acquired	Property Type	Rentable Square Feet	Annualized Base Rent (in thousands)(1)	Average Annualized Base Rent per Sq. Ft.(2)	Occupancy as of September 30, 2022
Commonwealth Building Portland, OR	06/30/2016	Office	$224,122	$3,478	$29.96	51.8%
The Offices at Greenhouse Houston, TX	11/14/2016	Office	203,284	3,885	20.56	92.9%
Institute Property Chicago, IL	11/09/2017	Office	155,385	3,500	28.69	78.5%
210 W. Chicago Chicago, IL	10/05/2020	Office	16,239	438	39.37	68.4%
TOTALS			$599,030	$11,301	$25.79	73.1%
_____________________
(1) Annualized base rent represents annualized contractual base rental income as of September 30, 2022, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.
(2) Average annualized base rent per square foot is calculated as the annualized base rent as of September 30, 2022 divided by the leased square feet.

PROPOSAL 1.    THE PLAN OF LIQUIDATION PROPOSAL
General
We are seeking stockholder approval of the Plan of Liquidation Proposal at the annual meeting. The Plan of Liquidation was approved by the board of directors on December 15, 2022, subject to stockholder approval. The following summary describes the material provisions of the Plan of Liquidation. This summary does not purport to be complete and may not contain all of the information about the Plan of Liquidation that is important to you. The Plan of Liquidation is attached hereto at Annex A and is incorporated by reference in this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Plan of Liquidation. By approving the Plan of Liquidation, our stockholders will be approving our dissolution under Section 3-403 of the MGCL.
Background of the Plan of Liquidation
The Company was formed in January 2015 as a Maryland corporation and has elected annually to be taxed as a real estate investment trust (“REIT”) beginning with the taxable year ended December 31, 2015.
In June 2015, the Company commenced capital raising activities, and through December 2019 raised $94.0 million through the sale of its common stock in a combination of public and private primary offerings as well as a public distribution reinvestment plan offering. With the net proceeds from its offerings, the Company pursued a value-creating core strategy and invested in a portfolio of four core real estate properties and one joint venture interest in a fifth property (which subsequently became wholly owned by us). Due to our inability to raise substantial funds in our offerings, the Company was unable to acquire a diverse portfolio which has resulted in the fixed costs associated with managing a public REIT and our portfolio of real estate investments being a greater percentage of our net operating income.
On November 7, 2018, the board of directors formed the Special Committee for the purpose of exploring and evaluating strategic alternatives, and in particular, a potential related-party merger, with respect to the Company.
On December 7, 2018, the board of directors held a meeting at which management reviewed with the board of directors a sample timeline if the Company were to engage in a merger transaction.
As part of the process of evaluating strategic alternatives to enhance value for stockholders, the Special Committee engaged legal counsel independent from management, and in September 2019, the Special Committee engaged Stanger, an independent financial advisory and investment banking firm with substantial real estate, real estate investment trust and partnership transaction experience, to act as our financial advisor and to assist us and the Special Committee with this process. Under the terms of the engagement, Stanger provided various financial advisory services, as requested by the Special Committee as customary for an engagement in connection with evaluating strategic alternatives. Although the Special Committee engaged Stanger to assist us and the Special Committee with the evaluation of strategic alternatives for us, we were not obligated to enter into any particular transaction or any transaction at all.
With input from the Advisor, and with the assistance of Stanger, the Special Committee conducted a detailed assessment of our portfolio and the strategic alternatives available to the Company at five meetings held during 2019. In October 2019, the Special Committee concluded that a potential transaction with an affiliate was not viable. Following this determination, the Special Committee’s engagement of Stanger and its direct evaluation of a strategic transaction for us came to an end, and our full board of directors continued to actively monitor strategic alternatives available to us.
As part of the Special Committee’s evaluation of strategic alternatives during 2019 and the continued review by our full board of directors of strategic alternatives after October 2019, management and the Advisor provided regular updates to our board of directors, including all of our independent directors, regarding the prevailing conditions of the real estate and financial markets and the economic conditions of the submarkets where our properties are located as well as portfolio metrics and their potential impact on the consideration of strategic alternatives at five meetings held between November 13, 2019 and August 10, 2020.
On August 5, 2020, the board of directors held a meeting at which the board of directors, with consideration given to the Special Committee’s prior assessment and review of strategic alternatives available to us, determined that it was in our best interest and the best interest of our stockholders to proceed with pursuing a liquidation strategy through asset sales.  Following this determination, the Advisor began to develop a plan of liquidation for approval by our board of directors and submission to our stockholders. We initially expected to present a plan of liquidation for a vote of our stockholders within six months from our determination to pursue a liquidation strategy. However, as a result of the adverse market conditions caused by the civil unrest and disruption in Portland and Chicago, where several of our properties are located, and the ongoing uncertainty and business disruptions related to the COVID-19 pandemic, at a meeting held in November 2020, our board of directors determined to delay any proposal to liquidate until the market conditions in the locations of our properties stabilized.

In August 2021, at a regularly scheduled meeting of the board of directors, the Advisor reviewed the real estate and financial markets and the economic conditions of the submarkets where our properties are located, the current status of our outstanding debt obligations, a significant percent of which was coming due in the near term, and the operations at the properties in our portfolio, including upcoming lease expirations and occupancy levels and recommended moving forward with a plan of liquidation. Following that recommendation, our board of directors, including all of the independent directors, determined to resume development of a formal plan of liquidation and directed the Special Committee to proceed with evaluating and adopting a plan of liquidation for approval by the board of directors and submission to our stockholders.
In November 2021, following its review of a proposal from Stanger to deliver an opinion regarding the reasonableness, from a financial point of view, of our estimated range of liquidating distributions as prepared by management, should the board of directors and the Special Committee determine to approve a plan of liquidation and dissolution, the Special Committee retained Stanger to provide such opinion.
The Special Committee, with assistance from Stanger, reviewed liquidation options and held three meetings during February 2022.
In March 2022, at a regularly scheduled meeting of the board of directors, the Advisor updated the board of directors and the Special Committee regarding the significant uncertainty around the potential sale of one of the assets in the portfolio and recommended delaying the review and approval of a plan of liquidation until some certainty around the potential sale of the asset could be determined. Following that delay, the impact to the real estate and financial markets that has resulted from the rising interest rate environment necessitated an update to the appraised value of the assets in the portfolio in order to establish a range in liquidation proceeds for consideration by the board of directors and Special Committee in reviewing and approving a plan of liquidation. As a result of the continued uncertainty in the real estate and financial markets, as well as the upcoming loan maturities and the Company’s limited liquidity, the Advisor recommended that the board of directors and the Special Committee consider and approve a plan of liquidation in connection with the annual update to the Company’s estimated value per share in December 2022.
On December 15, 2022, the Special Committee held a joint meeting with the board of directors. Also in attendance at the meeting were members of management as well as a representative from each of the Company’s outside legal counsel and Stanger, financial advisor to the Special Committee. At that meeting, the Advisor recommended to the board of directors and the Special Committee that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation. Specifically, the Advisor noted the upcoming debt maturities for the Commonwealth Building mortgage loan and the Modified Term Loan, which constitute 96% of our outstanding debt. Due to the decrease in occupancies and a decrease in market values of the properties securing these two loans, the Company does not expect to be able to refinance these loans at current terms and would likely be required to pay down a portion of the maturing debt in order to refinance the loans, though the Company has very limited cash on hand for such a paydown. In addition, the Advisor noted that the borrower under the Commonwealth Building mortgage loan failed to pay the full amount of the outstanding debt service on the loan on the due date. Due to decreased occupancy and reduced rent at the Commonwealth Building, operating income from the Commonwealth Building no longer covers debt service payments on the loan. In addition, the Commonwealth Building is currently valued at less than the outstanding debt. Given the depressed office rental rates in downtown Portland and the continued social unrest and increased crime in downtown Portland where the property is located, the Company does not anticipate any near-term recovery in value and with its limited cash on hand is unable to fully meet its ongoing debt service obligations.
Following a thorough discussion, on December 15, 2022, the Special Committee unanimously determined that the terms of the Plan of Liquidation are fair to you, advisable and in your best interest, and approved the Plan of Liquidation. Based upon the factors discussed more thoroughly below under the heading “Reasons for the Liquidation,” the Special Committee concluded that a planned liquidation pursuant to the Plan of Liquidation was in the Company’s best interest and the best interest of our stockholders, which conclusion considered the recommendations from the Advisor and similar advice from Stanger to the Special Committee. Accordingly, the Special Committee approved the sale of all of our properties and our dissolution pursuant to the terms of the Plan of Liquidation, pending your approval. The Special Committee also unanimously recommended that the board of directors approve the sale of our assets and our dissolution pursuant to the terms of the Plan of Liquidation and that our stockholders approve the Plan of Liquidation Proposal. After due consideration, the board of directors then unanimously determined that the terms of the Plan of Liquidation are fair to you, advisable and in your best interest, and approved the sale of all of our properties and our dissolution pursuant to the terms of the Plan of Liquidation, pending your approval. The board of directors also unanimously recommended that our stockholders approve the Plan of Liquidation Proposal.

We currently estimate that if the Plan of Liquidation Proposal is approved by our stockholders and we are able to successfully implement the plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $0.59 and $1.16 per share.
Our range of estimated net proceeds from liquidation is based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the liquidation process, including any changes caused by the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, the elevated market and economic volatility and persistent concerns over inflation could have a material effect on the ultimate amount of liquidating distributions received by stockholders. Further, our portfolio is highly leveraged and small changes to the value of our real estate assets have a large impact on our equity and related liquidating distributions to our stockholders.
Assessment of Strategic Alternatives
The decision of the board of directors to seek your approval for the Plan of Liquidation followed a lengthy process in which the Special Committee and the board of directors reviewed several different strategic alternatives, in addition to liquidation, including the following:
•continuing under the current business plan; and
•seeking to dispose of our assets through a merger or a portfolio or whole-entity sale.
Our board of directors also considered a listing of our common stock on a national securities exchange. However, after consulting with Stanger and the Advisor, the board of directors concluded that because of the relatively small size of the Company’s portfolio of properties, along with our externalized management structure, it would not be worthwhile to devote meaningful time or resources to evaluating a possible listing of our shares on a national securities exchange.
Continuation of Current Business Plan
The board of directors considered continuation of the Company’s current business plan, In particular, they noted that:
•The fixed costs associated with managing a public REIT, including the significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us with respect to our business activities, are substantial. Such costs include, without limitation, the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings required under the Exchange Act, or other federal or state laws for the general maintenance of our status as a REIT, under the applicable provisions of the Code, or otherwise. If we continue operating under our current business plan, the portfolio would be required to cover the costs of managing the Company with reduced cash flow from operations due to reduced occupancy at our properties.
•The costs associated with maintaining our real estate properties and improving their performance including, without limitation, the costs of leasing commissions, tenant inducements (including, without limitation, tenant improvement allowances) and capital improvements at our properties, are significant, and opportunities for value creation in our portfolio have become more difficult as a result of the impacts of COVID-19 on the demand for office space. Further, the Company has limited amounts of liquidity to make these capital commitments.
•The Company has experienced a decline in occupancy from 90.4% as of December 31, 2020 to 73.1% as of September 30, 2022 and such occupancy may continue to decrease in the future as tenant leases expire. The decrease in occupancy has resulted in a decrease in cash flow from operations and has negatively impacted the market values of the properties in the Company’s portfolio. On December 20, 2022, the borrower under the Commonwealth Building mortgage loan, which has an outstanding principal balance of $45.7 million, defaulted on the loan following a failure to pay the full amount of the outstanding debt service on the loan. Due to decreased occupancy and reduced rent at the Commonwealth Building, operating income from the Commonwealth Building no longer covers debt service payments on the loan. In addition, the Commonwealth Building is currently valued at less than the outstanding debt. Given the depressed office rental rates in downtown Portland and the continued social unrest and increased crime in downtown Portland where the property is located, the Company does not anticipate any near-term recovery in value and with its limited cash on hand is unable to fully meet its ongoing debt service obligations. The borrower under the Commonwealth Building mortgage loan may relinquish ownership of the property to the lender in a foreclosure transaction or other alternative to foreclosure in satisfaction of the mortgage. In addition, the Modified Term Loan with an outstanding balance of $52.3 million is maturing in November 2023. Due to the decrease in occupancy and a decrease in market value of the properties securing this loan, the Company does not expect to be able to refinance the loan at current terms and would likely be required to pay down a portion of the maturing debt in order to refinance the loan. With the Company’s limited amount of cash on hand, the Company’s ability to make a loan paydown, without the sale of real estate assets, is severely limited. Additionally, in order to attract or retain tenants needed to increase occupancy and sustain operations, the Company will need to spend a substantial amount on capital leasing costs, however, the Company has limited amounts of liquidity to make these capital commitments. These conditions raise substantial doubt about the Company’s ability to continue to operate under the current business plan.
After consideration of these and other factors related to the continuation of the Company’s current business plan, our board of directors concluded that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation.
Merger or Portfolio or Whole-Entity Sale
The board of directors and the Special Committee also considered seeking to dispose of our assets through a merger or a portfolio or whole-entity sale. In particular, they noted that:
•because of the small size of the Company’s portfolio, a public marketing process for the Company and its assets would not be expected to result in a better outcome for stockholders than a planned liquidation pursuant to the Plan of Liquidation, but would involve additional time and expense.
•despite the efforts of Stanger to pursue a transaction with an affiliate, and the efforts of the Advisor to pursue off-market transactions for the Company or its assets, the Company did not receive an offer for the purchase of the Company’s assets;
After consideration of these and other factors related to disposing of our assets through a merger or a portfolio or whole-entity sale, our board of directors concluded that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation
Reasons for the Plan of Liquidation Proposal; Recommendation of the Board of Directors and the Special Committee
After considering the other alternatives described in this proxy statement, the board of directors and the Special Committee concluded that a planned liquidation pursuant to the Plan of Liquidation was in the Company’s best interest and the best interest of our stockholders.
In making this determination and evaluating the Plan of Liquidation, the board of directors and the Special Committee consulted with the Advisor and with the Company’s legal advisors as well as the Special Committee’s legal and financial advisors, and the board of directors and the Special Committee considered a number of factors, including the following factors which the board of directors and the Special Committee each viewed as supporting its decision to approve the Plan of Liquidation and to recommend approval of the Plan of Liquidation Proposal to our stockholders:
•the recommendation from the Advisor that it would be advantageous to liquidate the Company and its properties at this time based on the state of and future outlook for the portfolio, rather than continuing its current operations and similar advice from Stanger;
•the board of directors’ and Special Committee’s review of strategic alternatives for the Company as discussed in this proxy statement, and the board of directors’ and Special Committee’s belief, after consultation with both Stanger and the Advisor, that none of these other strategic alternatives considered by the board of directors and the Special Committee is in the Company’s best interest and the best interest of our stockholders at this time;
•the lack of any attractive offers for an acquisition of the Company’s assets through a merger or portfolio or whole-entity sale;
•the prevailing conditions of the real estate and financial markets and the economic conditions in the submarkets where our properties are located;
•market-dictated discounts we might have incurred through the sale of the Company in its entirety, either through a merger or portfolio sale;
•our estimated net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $0.59 and $1.16 per share;
•the board of directors’ and the Special Committee’s belief that the range of liquidating distributions that management estimates we will pay to our stockholders is fair relative to the board of directors’ and Special Committee’s own assessment of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate;
•the liquidity that the Plan of Liquidation will provide our stockholders;

•the significant risks and uncertainties of continuing our current business plan, including ongoing portfolio maintenance costs, anticipated lease turnover, near term maturities of outstanding debt obligations, anticipated capital expenditures, and the financial reporting and other expenses of continuing to operate the Company as a public REIT;
•the fact that the Plan of Liquidation Proposal is subject to approval by our stockholders, which allows our stockholders to have a direct vote on whether they concur with the proposal as a favorable outcome for the Company and our stockholders;
•the opinion, dated December 15, 2022, of Stanger to our board of directors as to the reasonableness, from a financial point of view, of management’s estimated range of liquidating distributions per share to be received by our stockholders in a planned liquidation pursuant to the Plan of Liquidation, which opinion was based upon and subject to the assumptions, limitations and qualifications set forth in such written opinion, as further described under the caption “—Opinion of Robert A. Stanger and Co., Inc.”;
•the greater uncertainty, in the absence of a Plan of Liquidation, of whether asset sales will trigger the 100% “prohibited transaction” tax (which is imposed on transactions that are considered to be dealer sales to customers in the ordinary course of business) (see “ – Material United States Federal Income Tax Consequences”);
•the potential tax benefits to our U.S. Stockholders (defined below) (because distributions received by U.S. Stockholders pursuant to the Plan of Liquidation are treated first as return of the tax basis in the stockholder’s shares, with any excess treated as capital gain, while distributions that are not paid pursuant to the Plan of Liquidation are generally includable in the U.S. Stockholder’s taxable income as dividends to the extent that the Company has current or accumulated earnings and profits); noting, however, that a loss inherent in a U.S. Stockholder’s shares cannot be recognized until the year of the final distribution, which is expected to be the 2025 taxable year (see “ – Material United States Federal Income Tax Consequences”); and
•the terms and conditions of the Plan of Liquidation.
The board of directors and the Special Committee each believes that each of these factors generally supports their determinations and recommendations. The board of directors and the Special Committee each also considered potentially negative factors concerning the Plan of Liquidation including, without limitation, those listed below:
•there could be no assurance that we would be successful in disposing of our assets for total net proceeds equal to or exceeding the low end of our range of estimated net proceeds from liquidation or that the dispositions would occur in the timeframe expected;
•the fact that because our portfolio is highly leveraged and small changes to the value of our real estate assets have a large impact on our equity and related liquidating distributions to our stockholders;
•the risk that the continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions, such as the war in Ukraine, concerns over persistent inflation, rising interest rates and slowing economic growth, could have material and adverse effects on the ultimate amount or timing of liquidating distributions received by our stockholders;
•the fact that after our liquidation you will no longer participate in any future earnings or benefit from any increases in the value of our assets;
•the actual or potential conflicts of interest which certain of our executive officers and directors may have in connection with the liquidation, including those identified under the headings “Risk Factors” and “Interests in the Liquidation that Differ from Your Interests;”
•the costs that we will incur in carrying out the liquidation, including significant legal, accounting and financial advisory fees and costs under the advisory agreement with the Advisor;
•as opposed to a merger or portfolio or whole-entity sale with a relatively short time frame during which a third party would acquire the Company or all of its assets, the liquidation process will involve a longer distribution time frame and will require the Company to incur potentially larger administrative and other costs;
•the individual or sub-portfolio sales would require multiple transactions and other additional activity;
•the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with our liquidation and our operations through the liquidation process, which could reduce the amount of liquidating distributions;
•the fact that pursuing the Plan of Liquidation could cause us to lose our qualification as a REIT, and the potential adverse tax consequences of such disqualification;

•the possibility that stockholders may seek to challenge the Plan of Liquidation Proposal and that defending against any such litigation, even if we prevail, will be time-consuming, expensive and may divert management’s attention from implementing the Plan of Liquidation and otherwise operating our business;
•the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Plan of Liquidation;
•depending on the tax basis in their shares, U.S. Stockholders may recognize taxable gain or loss in connection with the Plan of Liquidation with any such recognizable loss not recognizable until the final distribution (expected to be the 2025 taxable year), noting, however, that assuming the shares are held as a capital asset, there are limitations on the deductibility of capital losses, including that net capital losses may offset only capital gains and up to $3,000 of ordinary income per year in the case of individuals (who may carry forward any unused net capital losses indefinitely), and may only offset capital gains in the case of corporations; non-U.S. Stockholders may recognize taxable gain and incur U.S. withholding taxes regardless of their tax basis in their shares (see “ – Material United States Federal Income Tax Consequences”); and
•the tax implications of distributing beneficial interests in a liquidating trust (see “ – Material United States Federal Income Tax Consequences”).
The above discussion concerning the information and factors considered is not intended to be exhaustive, but includes the material factors considered by the board of directors and the Special Committee in making their determinations. In view of the variety of factors considered in connection with their evaluation of the planned liquidation pursuant to the Plan of Liquidation, neither the board of directors nor the Special Committee quantified or otherwise attempted to assign relative weights to the factors it considered. Individual members of the board of directors or the Special Committee may have given different weight to different factors and, therefore, may have viewed certain factors more positively or negatively than others.
Recommendations of the Board of Directors and the Special Committee
On December 15, 2022, after reviewing the other alternatives described in the proxy statement, the board of directors and the Special Committee each unanimously determined that a planned liquidation pursuant to the Plan of Liquidation was in the Company’s best interest and the best interest of our stockholders, and that the terms of the Plan of Liquidation are fair to you, advisable and in your best interest. Accordingly, the board of directors and the Special Committee each approved the sale of all of our properties and our dissolution pursuant to the Plan of Liquidation, pending your approval, and unanimously recommend that you vote FOR the approval of the Plan of Liquidation Proposal.
Calculation of the Range of Estimated Net Proceeds from Liquidation
Our range of estimated net proceeds from liquidation is based on the range in estimated value per share of the Company’s common stock of $0.89 to $1.46 approved by the Company’s board of directors on December 15, 2022, reduced for (i) expected third party closing costs and fees related to future dispositions of real estate, and (ii) estimated corporate and other liquidation and dissolution costs not covered from the Company’s cash flow from operations. The Company’s board of directors approved the estimated value per share to assist the Company in calculating the range of estimated net proceeds from liquidation. The estimated value per share is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2022, as described in Item 8.01 of the Current Report on Form 8-K, filed with the SEC on December 20, 2022 (the “Valuation 8-K”). The information in the Valuation 8-K related to the Company’s estimated value per share is attached hereto at Annex B. For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the estimated value per share, see Annex B.
Based on the estimated value per share as of December 15, 2022, and the estimated costs and expenses of liquidating and dissolving the Company, if the Plan of Liquidation is approved by our stockholders and we are able to successfully implement the plan, we currently estimate that our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $0.59 and $1.16 per share. The range of estimated net proceeds from liquidation per share is calculated as follows:

Calculation of the Range of Estimated Net Proceeds from Liquidation per Share(1)

	Low End of Estimated Range	High End of Estimated Range
Range in estimated value per share	$0.89	$1.46
Estimated third-party disposition costs per share	(0.11)	(0.11)
Estimated other liquidation costs per share	(0.08)	(0.08)
Amortization of fair value discount on notes payable	(0.11)	(0.11)
Range of estimated net proceeds from liquidation per share	$0.59	$1.16
_____________________
(1) Reflects low and high ends of range of estimated net proceeds from liquidation per share.
While this range in liquidating distributions is our best estimate as of the date of this proxy statement, our portfolio is highly leveraged and small changes to the value of our real estate assets have a large impact on our equity and related liquidating distributions to our stockholders. There are many factors in addition to changes to our real estate values from our estimates that may affect the amount of liquidating distributions available for distribution to our stockholders, including, among other factors: (i) changes in market demand that affect the timing of the disposition of office properties during the liquidation process, (ii) the amount of taxes, transaction fees and expenses relating to the Plan of Liquidation, and (iii) amounts needed to pay or provide for our liabilities and expenses, including unanticipated or contingent liabilities that could arise. No assurance can be given as to the amount of liquidating distributions the Company will ultimately pay to its stockholders. We believe that we will have sufficient cash and cash equivalents to pay all of the Company’s current and accrued obligations as a result of cash flow from operations and asset sales. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of net proceeds from liquidation could be less than that set forth above.
These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the liquidation process, including any changes caused by the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, the elevated market and economic volatility and persistent concerns over inflation could have a material effect on the ultimate amount and timing of liquidating distributions paid to the Company’s stockholders. Also, the Company will continue to incur expenses related to its operations during the liquidation process, and the actual amounts of such expenses may be higher than the Company’s estimate. These expenses will reduce the amount of liquidating distributions we pay to our stockholders. See “Risk Factors” above for a more detailed discussion of these risks.
Opinion of Stanger
In connection with the board of directors’ approval of the Plan of Liquidation, Robert A. Stanger & Co., Inc. (which we refer to in this proxy statement as “Stanger”), an independent financial advisory and investment banking firm with substantial real estate, real estate investment trust and partnership transaction experience, rendered an opinion, dated December 15, 2022, to the Special Committee as to the reasonableness, from a financial point of view, of the estimated range of liquidating distributions per share of our common stock to be paid to our stockholders in connection with the successful implementation of the Plan of Liquidation. The full text of Stanger’s written opinion is attached as Annex C to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Stanger in rendering its opinion. Stanger’s opinion did not address the merits of the underlying decision by the board of directors to approve the Plan of Liquidation or related documents or the relative merits of any related transactions compared with other business strategies or transactions available or that have been or might be considered by us or the board of directors or in which we might engage. Stanger’s advisory services and opinion were provided for the information and assistance of the Special Committee in connection with its consideration of the Plan of Liquidation and the opinion does not constitute a recommendation as to how any holder of our common stock should vote with respect to the Plan of Liquidation Proposal or any other matter. The material assumptions and qualifications to the opinion are summarized below, although this summary does not purport to be a complete description of the various inquiries and analyses undertaken by Stanger in rendering its opinion. Arriving at an opinion of reasonableness is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

Although we advised Stanger that certain assumptions were appropriate in our view, we imposed no conditions or limitations on the scope of the investigation by Stanger or on the methods and procedures to be followed by Stanger in rendering its opinion. The fees and expenses of Stanger will be treated as general and administrative expenses and borne by us and are included in our determination of our estimated range of liquidating distributions per share. In addition, as noted below, we have agreed to indemnify Stanger against certain liabilities.
Qualifications to Opinion
In connection with rendering the opinion, Stanger was not engaged to and, therefore, did not: (i) appraise us or our operating partnership, KBS Growth & Income Limited Partnership (the “Operating Partnership”) or our Operating Partnership’s assets and liabilities; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to us, the Operating Partnership, the Special Committee, or our stockholders with respect to whether to pursue the Plan of Liquidation, whether to accept or reject any transaction or the tax impact of acceptance or rejection of any transaction or the Plan of Liquidation; (iv) express any opinion as to (a) the business decision to pursue a Plan of Liquidation, (b) the amount or allocation of expenses relating to the Plan of Liquidation or any transaction, and (c) any terms of any transaction; (v) provide any implied or explicit guarantee or warranty that the amounts actually realized upon the sale of the properties will be within the estimates contained within our estimated range of liquidating distributions per share and that the distributions per share resulting from the Plan of Liquidation will be within our estimated range of liquidating distributions per share, which realized amount may be higher or lower than our estimates; or (vi) opine as to the fairness of the amount or the nature of any compensation to any of our officers or directors or any officers, directors, or employees of any affiliates of the Company, or any class of such persons, relative to the compensation to our stockholders.
Stanger’s opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of Stanger’s analysis and addresses the estimated range of liquidating distributions per share pursuant to the Plan of Liquidation in the context of information available as of the date of Stanger’s analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.
In connection with preparing its opinion, Stanger provided the Special Committee with a presentation of its findings and the opinion set forth in Annex C. Stanger will not deliver any additional written summary of the analysis in connection with its opinion.
Experience of Stanger
Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include strategic planning, mergers and acquisitions, advisory and fairness opinion services, capital formation services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships, and the securities issued by and the assets owned through such entities including, but not limited to, real properties and property interests.
Stanger was selected because of its experience in the real estate industry, specifically with the valuation of real estate assets similar to ours and for its experience in connection with mergers, acquisitions, reorganizations and financial advisory services. We considered no other firm for purposes of rendering the opinion.
Summary of Materials Considered and Reviews Undertaken
Stanger’s analysis of our proposed liquidation involved, among other things, the review of the following information: (i) a draft of this proxy statement, which draft was substantially in the form finalized and filed with the SEC; (ii) our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022; (iii) a current rent roll for each property, together with historical operating statements for the years 2019, 2020, 2021, year-to-date October 2022 and the operating budget for each property for 2023; (iv) multi-year projections prepared by the Advisor for each of the properties; (v) published national surveys relating to acquisition criteria for properties similar to our properties; (vi) appraisals of our properties as of September 30, 2022 (prepared by Kroll) and the net asset value report performed by Kroll; and (vii) internal financial analyses and projections prepared by the Advisor in connection with our calculation of the estimated range of liquidating distributions per share pursuant to the Plan of Liquidation, which estimate reflects our estimated range of liquidation values of our properties, the terms and conditions of our charter and bylaws, the Operating Partnership’s partnership agreement, and the agreements of other subsidiaries through which we hold interests in the properties, in each case relating to the sale of our assets and the Plan of Liquidation, and the terms of the advisory agreement with the Advisor and property management agreements.
In addition, representatives of Stanger performed site visits of our properties during the fourth quarter of 2019 and first quarter of 2020 in connection with Stanger’s initial engagement by the Special Committee in 2018 and discussed with personnel of the Advisor any changes since that time in the physical condition of the Properties and reviewed information concerning regional and local market conditions at or around the date of its opinion. Stanger also discussed with our management the conditions in office property markets in general, and the local market of each property, in particular, market conditions for the leasing and sale of properties similar to our properties, the current and projected operation and performance of each of the properties, the current debt encumbering each property, and our financial condition and future prospects.
Stanger’s Analysis
Stanger’s analysis and reviews may be described as involving the following steps: (i) site visits and data gathering, including: reviewing local or regional market information; interviews with key Advisor personnel; reviews of published surveys of buyers’ acquisition criteria and related information; (ii) reviews of our estimated range of liquidation values for our properties; (iii) review of our liquidation cost estimates; and (iv) reviews of our estimated range of liquidating distributions per share.
Data Gathering
Representatives of Stanger performed site inspections of our properties during the fourth quarter of 2019 and first quarter of 2020 in connection with Stanger’s initial engagement by the Special Committee in 2018. Information gathered during the site visits was supplemented by information provided by the Company’s management and reviews of published information concerning economic demographic and local, regional and national real estate market information, including regional property sales. Stanger also reviewed published national surveys relating to acquisition criteria used by real estate investors and buyers of properties similar to our properties.
Stanger also obtained information from our management personnel, relating to the condition of our properties since the time of their site visits, including any deferred maintenance, capital budgets, environmental conditions, and other factors affecting the physical condition of the property improvements, competitive conditions in the local markets, and near-term lease expirations and anticipated renewals. Stanger also reviewed historical property operating statements for the years 2019, 2020, 2021 and year-to-date October 2022 and the 2023 operating budgets reforecast for each of the properties, along with available real estate tax information for each property. Stanger also reviewed the most recently available appraisals of our properties performed as of September 30, 2022 (prepared by Kroll).
Review of our Estimated Range of Liquidating Distributions Per Share
Stanger estimated an indicative range of market value of our portfolio of properties utilizing the sales comparison approach and the income approach to valuation. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. Comparable sale data is analyzed and indices of value are extracted to develop a market value estimate for a property.
The income approach involves an economic analysis of a subject property based on its potential to provide future net annual operating income. This approach is based on the assumption that the value of a property is dependent upon the property’s ability to produce income. In the income approach a discounted cash flow (“DCF”) analysis was used to determine the value of each property. The DCF analysis utilizes projections of net operating cash flow from a property and estimated residual proceeds from sale of the property at the end of a multi-year holding period and discounts such cash flows to present value at a rate deemed appropriate to estimate the present value of the property. The indicated value by the income approach represents the amount an investor may pay for the expectation of receiving the net cash flow from the property.
In the course of preparing the income approach analysis, Stanger was provided with multi-year property income, and expense projections prepared by our management commencing for the fiscal year ending December 31, 2023 (“Management’s Projections”). Stanger observed that Management’s Projections considered the following factors: (i) the terms of the existing leases, including any rent escalations during the terms of the lease; (ii) the releasing of any vacant space; (iii) our estimated market rental rates per square foot; (iv) the tenant improvement allowances and leasing commissions upon leasing of currently vacant space and releasing of currently leased space at the expiration of existing leases; (v) property operating expenses; and (vi) reserves for capital expenditures and deferred maintenance, as appropriate. While Stanger relied upon Management’s Projections in preparing the anticipated terms of its analyses, Stanger did review for each property data on local market rental rates and other market leasing terms, occupancy, pending material leases, recent historical and budgeted effective gross income, operating expenses and net operating income, and property capital needs.

Stanger then employed the DCF analysis to estimate a range of value of the properties. In conducting its analysis, Stanger relied upon our information concerning any material deferred maintenance, adverse physical conditions, or the existence of any hazardous materials on our properties.
Discounted Cash Flow Analysis
In applying the DCF analysis, Stanger utilized Management’s Projections and utilized an investment holding period of 10-years, adjusted where appropriate for lease turnover, commencing January 1, 2023. At the end of such holding period each property was assumed to be sold to produce an estimated reversion value for each property.
The range of reversion values of each property which might be realized upon sale at the end of the assumed holding period was estimated based on the capitalization of the estimated net operating income of the property in the year immediately following the holding period, utilizing a range of capitalization rates deemed appropriate in light of the age, anticipated functional and economic obsolescence and competitive position of the property at the time of sale. Net proceeds to owners were determined by deducting estimated costs of sale. The estimated net cash flows from each property for the holding period (including the range of reversion value net of selling expenses) were discounted to present value at a range of discount rates deemed appropriate for the subject property based in part upon published surveys of target rates of return for buyers of similar properties as described above and Stanger’s review of Management’s Projections in relation to current property market information and historical property operating levels.
Based upon the discounted cash flow analysis described above Stanger estimated a range of value for our portfolio of properties in U.S. dollars of between approximately $108,330,000 to $113,920,000.
Sales Comparison Approach
Based upon available data gathered for actual sale transactions identified in each property’s region, an index of value based on a range of observed sale prices per rentable square foot was derived considering each property’s age, location and other factors. The range of prices per square foot, as estimated by reference to comparable sales transactions, was multiplied by the square footage of each property as of December 15, 2022.
Based upon the sales comparison approach Stanger estimated a range of value for our properties in U.S. dollars between approximately $108,050,000 to $111,800,000.
Reconciliation
Stanger then reconciled the estimated ranges of value in the sales comparison approach and the discounted cash flow analyses in the income approach. Stanger observed that the income approach reflects the quality, durability and risk of the estimated income stream. Properties such as those owned by us are typically purchased and sold based upon their income characteristics. Stanger, therefore, gave the income approach primary consideration and the sales comparison approach was given secondary consideration.
Based upon the methodology described above, Stanger estimated the probable value of our portfolio of properties at between approximately $107,860,000 to $113,920,000.
Stanger then observed that in estimating the range of liquidating distributions per share pursuant to the Plan of Liquidation, we assumed the sale of our properties at year-end 2023. Stanger also observed that we reduced our estimated range of the value of our real estate assets for the estimated commissions payable, and for our estimated other property transaction expenses. Stanger observed that we then factored into our analysis the prepayment terms and balances of debt outstanding, our interim earnings during the Plan of Liquidation, and our estimate of other entity wind-down costs and timing to arrive at an estimated range of liquidating distributions per share pursuant to the Plan of Liquidation of between $0.59 and $1.16.
Stanger reviewed the derivation of our estimated range of liquidating distributions per share and then Stanger adjusted our estimated range of liquidating distributions per share pursuant to the Plan of Liquidation by Stanger’s estimated range of the market value of our real estate portfolio and any associated adjustments to our estimates of commissions, disposition fees, other property transaction expenses, as identified to Stanger by us. Based on the foregoing, Stanger arrived at an estimated range of liquidating distributions per share pursuant to the Plan of Liquidation of between $0.58 and $1.18.
Assumptions
In rendering its opinion, Stanger has relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in this proxy statement or furnished or otherwise communicated to Stanger by us or the Advisor. Stanger has not performed an independent appraisal of our assets and liabilities, including our real estate portfolio. Stanger, rather, has relied upon and assumed the accuracy of: (i) any estimates of potential environmental liabilities, deferred maintenance and other property capital needs, as provided to Stanger by us, (ii) our ownership interest in each of the properties and the economic terms of any interests held by other parties in our properties; (iii)

the number of shares of our common stock outstanding and class of such shares; (iv) the balance sheet value determinations for non-real estate assets and liabilities; and (v) any property transaction expenses, general liquidation costs and any other adjustments thereto made by us.
With our approval, Stanger has assumed that:

i.	we will maintain our status as a real estate investment trust for the entire period of implementation of the Plan of Liquidation and will meet any required distribution level or other test and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature;

ii.
we will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of implementation of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in our estimated range of liquidating distributions per share;

iii.
our interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or third-party profit participation other than for those included in our estimated range of liquidating distributions per share and identified to Stanger;

iv.	we will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation;

v.
we will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, or accept any consideration for the sale or exchange of any of our assets which has a market value which is less than the assets exchanged therefore, including any deferred, contingent or earn-out type consideration;

vi.	we will not incur any costs associated with the assumption or prepayment of our loans;

vii.	we will not incur any additional wind down costs associated with the Plan of Liquidation other than those included in our estimated range of liquidating distributions per share;

viii.	we will sell our real estate assets at the timing identified in our analysis underlying our estimated range of liquidating distributions share;

ix.	the level of distributions made prior to the adoption of the Plan of Liquidation to our common stockholders has been accurately reflected in our analysis;

x.
there are no termination fees associated with the advisory agreement or any management or service agreements, including any such fees payable to affiliates, that have not been identified to Stanger and included in our estimated range of liquidating distributions per share pursuant to the Plan of Liquidation;

xi.	no options or warrants are outstanding with respect our common stock.
Stanger has also relied on our assurance and the assurances of the Advisor that any pro forma financial statements, projections, budgets, value or distribution estimates or adjustments provided or communicated to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect our and the Advisor’s best currently available estimates and good faith judgments; that the allocation of consideration between the operating partnership and other subsidiaries of the Company and us, and the stockholders and the Advisor and the fees and costs associated with the Plan of Liquidation are consistent with the provisions of our charter and bylaws, the Operating Partnership’s partnership agreement, the agreements of any other subsidiaries through which we hold interests in the properties, and the advisory agreement; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided to Stanger and the date of Stanger’s opinion; and that we, and the Advisor are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

Conclusions
Stanger concluded that, based upon and subject to its analysis and assumptions, qualifications and limiting conditions, and as of the date of its opinion, our estimated range of liquidating distributions per share of our common stock to be paid to our stockholders in connection with the successful implementation of the Plan of Liquidation is reasonable from a financial point of view. The issuance of Stanger’s opinion was approved by the Opinion Committee of Stanger.
The above does not purport to be a complete description of the analyses performed or the matters considered by Stanger in rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the board of directors that its entire analysis must be considered as a whole and that selecting portions of the analysis and the factors considered by Stanger, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. In rendering its opinion, Stanger’s judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinion are not readily susceptible to partial analysis or summary description.
Compensation and Material Relationships
The Special Committee engaged Stanger to serve as financial advisor to the Company to assist the Company and the Special Committee with the exploration of strategic alternatives. The Company engaged Stanger to deliver its opinion and related services described herein. We believe the Company is not affiliated with Stanger or any of its affiliates. While the Company and affiliates of the Advisor have engaged and may engage Stanger or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Special Committee and the board of directors believe that there are no material conflicts of interest with respect to our engagement of Stanger.
Since Stanger’s engagement in September 2019 through the conclusion of its services to the Company and the Special Committee in December 2022, Stanger has been paid an aggregate of $150,000 for the services as described in this proxy statement, excluding the opinion fees and expenses described below. The fees were negotiated between the Special Committee and Stanger. Payment of these fees to Stanger is and was not dependent upon completion of the liquidation or any strategic transaction or upon Stanger’s findings. Stanger will be reimbursed for reasonable out-of-pocket expenses (including legal fees, expenses and disbursements), and Stanger and its affiliates will be indemnified against certain liabilities arising out of this engagement, other than liabilities resulting from Stanger’s gross negligence or willful misconduct.
For preparing to deliver its opinion and related services described herein, Stanger was paid a fee of $55,000. The fee was negotiated with Stanger. Payment of the fee to Stanger was not dependent upon the findings of Stanger with respect to reasonableness. Stanger also does not have a fee which is contingent upon the successful completion or implementation of the Plan of Liquidation. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against all liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to us other than liabilities resulting from Stanger’s gross negligence or willful misconduct. Other than these engagements, during the past two years, we or our affiliates have not engaged Stanger to provide any financial advisory or other services and have not paid any fees to Stanger, with the exception of usual and customary payments for subscriptions to certain Stanger publications.
Interests in the Plan of Liquidation that Differ from Your Interests
In considering the recommendations of the board of directors and the Special Committee with respect to the Plan of Liquidation Proposal, you should be aware that some of our directors and officers and the Advisor and its affiliates have interests in the liquidation that may be different from your interests as a stockholder. Consequently, our directors and officers and the Advisor and its affiliates, in some instances, may be more motivated to support the Plan of Liquidation than might otherwise be the case if they did not expect to receive those payments. Additionally, because of the below potential conflicts of interest, our directors and officers and the Advisor and its affiliates may be motivated to make decisions or take actions based on factors other than the best interest of our stockholders throughout the liquidation process. The board of directors and the Special Committee were aware of these actual and potential conflicts of interest and considered them in making their respective recommendations. Some of the potential conflicts of interest presented by the liquidation are summarized below.
The Advisor May Be Entitled to Receive Fees in Connection with the Plan of Liquidation
All of our executive officers, including Messrs. Schreiber and Waldvogel and Ms. Yamane, are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to us. We currently do not pay any direct compensation to our executive officers. Mr. Schreiber, our Chief Executive Officer and President, manages and controls the Advisor.

The Advisor earns asset management fees from us and receives reimbursement of certain of its operating costs. The Advisor has agreed to waive payment of its asset management fee as of October 1, 2022 through our liquidation. The Advisor will receive reimbursements for expenses until our liquidation and dissolution are complete. As of September 30, 2022, we had accrued and deferred payment of $8.9 million of asset management fees related to the period from October 2017 through September 2022. These fees will be repaid to the Advisor with the liquidation proceeds prior to any distributions to stockholders.
Stock Ownership of the Advisor and Our Executive Officers and Directors
The Advisor owns a total of 20,404 shares of our Class A common stock, for which we estimate it will receive liquidating distributions of between approximately $12,000 and $24,000 in connection with our liquidation.
Not including the 20,404 shares owned by the Advisor referenced above, one of our directors owns an aggregate of 39,392 shares of our Class A common stock, for which we estimate he will receive aggregate liquidating distributions of between approximately $23,000 and $46,000 in connection with our liquidation.
Current Litigation Arising from Our Actions in Connection with the Plan of Liquidation
There is currently no litigation arising from our actions in connection with the Plan of Liquidation.
Principal Provisions of the Plan of Liquidation
The following is a brief summary of the material provisions of the Plan of Liquidation. The following summary is qualified in its entirety by reference to the Plan of Liquidation, which we have attached hereto at Annex A and is incorporated by reference into this proxy statement. We encourage you to read the Plan of Liquidation in its entirety.
Pursuant to the Plan of Liquidation we will, among other things, undertake to:
•dispose of all of our properties, which we expect to accomplish within 24 months after approval of the Plan of Liquidation. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Liquidation provides that our assets may be sold for cash, notes or such other assets as may be conveniently liquidated or distributed to stockholders;
•liquidate and dissolve the Company and distribute the net proceeds from liquidation in accordance with the provisions of the charter and applicable law;
•pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;
•distribute the remaining proceeds of the liquidation to you after the payment of or provision for our liabilities and expenses, in accordance with the charter and bylaws, and take all necessary or advisable actions to wind-up our affairs;
•if we cannot sell our assets and pay our liabilities within 24 months after your approval of the Plan of Liquidation, or if the board of directors and the Special Committee otherwise determines that it is advisable to do so, we may transfer our remaining assets and liabilities to a liquidating trust and distribute the beneficial interests in the liquidating trust to you; and
•wind-up our operations and dissolve the Company, all pursuant to the Plan of Liquidation attached hereto at Annex A.
Prior to the acceptance for record of the Articles of Dissolution by the SDAT, the board of directors may terminate the Plan of Liquidation for any reason, subject to and contingent upon the approval of such termination by our stockholders. Notwithstanding approval of the Plan of Liquidation by our stockholders, the board of directors or, if a liquidating trust is established, the trustees of the liquidating trust, may make certain modifications or amendments to the Plan of Liquidation without further action by or approval of our stockholders to the extent permitted under law.
Liquidating Distributions and Procedures
We currently anticipate paying two or more liquidating distributions to our stockholders. We intend to pay the final liquidating distribution to our stockholders no later than 24 months after approval of the Plan of Liquidation, although the timing of this distribution will depend on when we sell our assets. The sale of assets and distribution of the net proceeds may be delayed due to the continuing impact of the COVID-19 pandemic on U.S. business and economic conditions, the rising interest rate environment that is impacting the ability of buyers to obtain favorable financing, the elevated market and economic volatility and persistent concerns over inflation.

We cannot assure you that the final distribution will be paid within that 24-month period. The aggregate of all liquidating distributions may be less or more than the amounts we anticipate. The actual amounts and times of payment of the liquidating distributions to be paid to you will be determined by the board of directors in its discretion. If you transfer your shares during the liquidation process, the right to receive liquidating distributions will transfer with those shares.
The Plan of Liquidation gives the board of directors the authority, in its discretion, to determine how best to provide for any unknown or contingent liabilities consistent with Maryland law. We may obtain insurance policies to cover such costs and/or establish a reserve fund out of which to pay such costs. If we establish a reserve fund, we would expect a final liquidating distribution to be paid once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for three or more years following the filing of our Articles of Dissolution.
Liquidating Trust
If all of our assets are not sold or distributed within 24 months after the approval of the Plan of Liquidation by our stockholders, or if unpaid liabilities remain outstanding, we may transfer any assets not sold or distributed, including any reserve fund or other cash on hand, to a liquidating trust. The creation of a liquidating trust may be necessary to avoid losing our status as a REIT after the 24-month period following adoption of the Plan of Liquidation. If we establish a liquidating trust, we would distribute to our stockholders at that time beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such holders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the beneficial interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Plan of Liquidation will constitute the approval by our stockholders of (i) the establishment of a liquidating trust, (ii) the board of directors’ appointment of one or more individuals, who may or may not be former members of the board of directors or officers, or corporate persons, including the Advisor, to act as trustee or trustees, and (iii) the terms of any declaration of trust adopted by the board of directors. We expect that beneficial interests in the liquidating trust will not be freely transferable. Therefore, the recipients of beneficial interests in the liquidating trust will not realize any value from these beneficial interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.
Any plan to transfer assets to a liquidating trust is only a contingency plan. Therefore, the board of directors has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by the board of directors at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of beneficial interests in the liquidating trust.
Dissolution
The Plan of Liquidation authorizes our officers, when appropriate, to file Articles of Dissolution and to take any other appropriate and necessary action to dissolve the Company under Maryland law.
Reporting Requirements
Whether or not the Plan of Liquidation is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with such reporting requirements is economically burdensome.
If the Plan of Liquidation is approved, in order to curtail expenses, we may, after filing our Articles of Dissolution, seek relief from the SEC from certain reporting requirements under the Exchange Act. We anticipate that, if we seek such relief and it is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, we may not seek such relief and the SEC may not grant any such relief. To the extent that we delay filing the Articles of Dissolution or if we do not obtain reporting relief, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act.
Our Common Stock
We currently intend to close our stock transfer books on the dissolution date and at such time cease recording stock transfers.
Our common stock is not currently listed on a stock exchange.

We intend to make a public announcement of the anticipated filing date of the Articles of Dissolution at least three business days in advance of the filing.
Regulatory Approvals
No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Plan of Liquidation, other than the requirements of the MGCL.
Appraisal Rights
Under Maryland law, our stockholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of our common stock in connection with the transactions contemplated by the Plan of Liquidation.
Vote Required
With regard to the Plan of Liquidation Proposal, your vote may be cast “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under the charter, the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the Plan of Liquidation Proposal is required for approval of the Plan of Liquidation Proposal. Because of this majority vote requirement, “ABSTAIN” votes and broker non-votes will have the effect of a vote against the Plan of Liquidation Proposal.
The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the Plan of Liquidation Proposal.
Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN OF LIQUIDATION PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes the material United States federal income tax considerations that may be relevant to you from the transactions described in this proxy statement. This discussion is based on the laws, regulations (whether final, temporary or proposed), rulings and judicial decisions now in effect, all of which are subject to change, and some of which may have retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. This discussion assumes that we have qualified at all times throughout our existence, and will continue to qualify until our liquidation, as a real estate investment trust, or, REIT for United States federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor does it discuss all of the aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States) subject to special treatment under the United States federal income tax laws.
YOU ARE ADVISED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU FROM THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT AND YOUR RECEIPT OF DISTRIBUTIONS FROM US IN CONNECTION WITH THE PLAN OF LIQUIDATION.
United States Federal Income Tax Consequences to the Company and Our Stockholders
United States Federal Income Tax Consequences to the Company
For U.S. federal income tax purposes, we are taxed as a REIT under Sections 856 through 860 of the Code. If the Plan of Liquidation is approved by our stockholders, we currently expect that we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests and there can be no assurances that we will be able to satisfy these tests throughout the liquidation process. For example, in order to maintain our REIT status, we must, among other things, continue to derive income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets. We plan to sell substantially all of our properties if the Plan of Liquidation is approved. Accordingly, there can be no assurances that we will be able to satisfy these tests throughout the liquidation process pursuant to the Plan of Liquidation and the failure to satisfy such tests could cause us to lose our qualification as a REIT. The board of directors has the authority under the Plan of Liquidation to cause us to discontinue our status as a REIT at any time if the board of directors finds it in the best interest of our stockholders to do so.
The Code defines a REIT generally as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code); and (vii) which meets certain other tests regarding the nature of its income and assets and the amount of its distributions. We believe that we have issued a sufficient number of shares to allow us to satisfy conditions (v) and (vi) above. In addition, the charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above.
In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction (as described below) and excluding our net capital gain, and (b) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We may elect to retain and pay taxes on all or a portion of our net long-term capital gains for any taxable year, in which case our stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. Our stockholders would be treated as having paid their proportionate share of the capital gains tax paid by us, which amounts would be credited or refunded to our stockholders. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent possible, we intend to pay timely distributions sufficient to satisfy this annual distribution requirement.
As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income or capital gain that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction (the “DPD”). We will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to our stockholders. Under Section 562(b) of the Code, distributions eligible for the DPD include (i) in the case of amounts distributed in liquidation, the part of such distribution (deducting for such purpose the amount of such distribution equal to the capital and paid-in surplus attributable to the stock with respect to which the distribution is being paid) which is properly chargeable to earnings and profits accumulated after February 28, 1913; and (ii) in the case of a complete liquidation of a corporation occurring within 24 months after the adoption by a corporation of a Plan of Liquidation, any distribution within such period pursuant to such plan to the extent of the earnings and profits (computed without regard to capital losses) of such corporation for the taxable year in which such distribution is paid. In addition, under Section 562(e) of the Code, in the case of a REIT, in determining the amount of dividends under Section 316 of the Code for purposes of computing the DPD, the earnings and profits of such REIT are increased for any taxable year by the total amount of gain, if any, on the sale or exchange of real property by the REIT during such taxable year.
So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from the sales of properties held primarily for sale to customers in the ordinary course of business. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether a property is held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our remaining properties are held for investment and the production of rental income, and that none of the prior or contemplated sales of our properties will constitute a prohibited transaction. We do not believe that the prior sales of the Company’s properties, nor the pending sales of the Company’s properties pursuant to the Plan of Liquidation should be subject to the prohibited transactions tax. However, due to certain factors, the contemplated sales may not qualify for the protective safe harbor. There can, however, be no assurances that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.
We expect to completely liquidate within 24 months after the adoption of the Plan of Liquidation, in which case any liquidating distributions that we pay to our stockholders within such 24-month period pursuant to such Plan of Liquidation will, to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such liquidating distributions are paid, be treated as dividends for purposes of computing our DPD. For this purpose, for the taxable year in which we pay the liquidating distributions to our stockholders, our earnings and profits will include any gain resulting from the sale of our properties. As a result, and provided that we continue to qualify as a REIT (and provided we do not have net gain from a prohibited transaction), we believe that we will not be subject to U.S. federal corporate income tax on gain recognized in connection with liquidating sales of our properties, nor will we be subject to U.S. federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated properties.
If we are unable to dispose of all of our properties within 24 months after adoption of the Plan of Liquidation or if it is otherwise advantageous or appropriate to do so, the board of directors may establish a liquidating trust to which we could distribute in kind our assets. Even if all of our properties were disposed of within such period, the board of directors may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet any contingent liabilities. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If we establish a liquidating trust, we intend to comply with such IRS guidelines.
An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. The liquidating trust will be treated as a grantor trust, and accordingly, will not be subject to tax on any income or gain recognized by it. For tax consequences of transfers made to the liquidating trust, see “—United States Federal Income Tax Consequences to our U.S. Stockholders” below. If the liquidating trust fails to qualify as such, its treatment for U.S. federal income tax purposes will depend, among other things, upon the reasons for its failure to so qualify. If the liquidating trust fails to qualify as a grantor trust because the liquidation is considered to have been unreasonably prolonged or the liquidation purpose has become so obscured by business activities that the declared purpose of liquidation is considered to have been lost or abandoned, then the liquidating trust will most likely be treated as a partnership. Partnership status, however, would require that the liquidating trust avoid being classified as a publicly traded partnership, which among other things may require that beneficial interests in the trust not be transferable. If formed, we expect that the beneficial interests in the liquidating trust will not be freely transferable. If the liquidating trust were classified as a publicly traded partnership, the liquidating trust itself would be subject to tax, and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the liquidating trust were classified as a partnership for U.S. federal income tax purposes, it is likely that the tax consequences to the stockholders as a result of owning beneficial interests in the liquidating trust would not differ materially from the tax consequences to the stockholders if the liquidating trust was classified as a grantor trust. If the liquidating trust were classified as a corporation, the liquidating trust itself would be subject to tax and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the board of directors elects to use a liquidating trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for U.S. federal income tax purposes.
United States Federal Income Tax Consequences to U.S. Stockholders
For purposes of this discussion, a “U.S. Stockholder” is a beneficial owner of our shares that is (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States or any state of the United States (or the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) certain tax-exempt entities, including individual retirement accounts, or (v) a trust if (a) both: (1) a U.S. court is able to exercise primary supervision over the administration of the trust, and (2) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust was in existence on August 20, 1996, was treated as a domestic trust on August 19, 1996, and was eligible to elect, and validly elected, to be treated as a domestic trust. A “Non-U.S. Stockholder” is any beneficial owner of our shares other than a U.S. Stockholder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes. If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.
Stockholders may receive one or more liquidating distributions as a result of our liquidation and dissolution. The amount of any liquidating distribution should be applied first to reduce a stockholder’s tax basis in his, her or its shares of our common stock, but not below zero. If the amount of the liquidating distributions is less than the stockholder’s tax basis in his, her or its shares of our common stock, the stockholder will generally recognize a loss. This loss, however, will not be recognized until the taxable year in which the final liquidating distribution is received by the stockholder. As it is anticipated that the Plan of Liquidation will take two years to effect, it is likely any such loss would not be expected to be recognizable until the 2025 taxable year. Note that if the board of directors decides to establish a liquidating trust, the distribution to stockholders of beneficial interests in the liquidating trust will constitute the final liquidating distribution for these purposes. The amount of the distributions in excess of a stockholder’s tax basis in his, her or its shares of our common stock will be gain, and should be recognized in the year the distribution is received.
In general, gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. The gain or loss will be a capital gain or loss, assuming that the shares of our common stock are held as a capital asset (generally, property held for investment). A capital gain or loss will be long-term with respect to stock that has been held by a stockholder for more than one year. U.S. Stockholders who are individuals, estates or trusts may be subject to an additional 3.8% Medicare tax on their gain from the liquidation, and should consult their tax advisors concerning the applicability of this tax. There are limitations on the deductibility of capital losses, including that net capital losses may offset only capital gains and up to $3,000 of ordinary income per year in the case of individuals, and may only offset capital gains in the case of corporations. Individuals may carry forward any unused net capital losses indefinitely. Long-term capital gain realized by a stockholder that is an individual, estate or trust is generally taxed as preferential rates.
Tax-exempt stockholders, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income”, as defined in the Code. A full discussion of the consequences of tax-exempt and Non-U.S. Stockholders of using a liquidating trust is beyond the scope of this proxy statement and any such stockholder is urged to consult its own tax advisors regarding the federal, state and local income and other tax consequences of their receipt of liquidating distributions from us.
If the board of directors decides to establish a liquidating trust, as discussed above, the distribution of beneficial interests in the liquidating trust will be treated as a distribution in liquidation of the U.S. Stockholder’s shares of our common stock. Accordingly, each stockholder will be treated as having received a liquidating distribution equal to his, her or its share of the amount of cash and the fair market value of any asset transferred to the liquidating trust. At that time, expected to be the 2025 taxable year, recognizable loss will be triggered. This loss will be subject to certain limitations and carryforward rules as discussed above. After such distribution, our stockholders will be beneficiaries of such liquidating trust and be treated as the owner of his, her or its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Each stockholder will recognize gain to the extent such value is greater than his, her or its basis in shares notwithstanding that he, she or it may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability.
The liquidating trustee will file tax returns for the liquidating trust and will send to each stockholder a separate statement setting forth the stockholder’s share of items of income, gain, loss, deduction and credit. In addition, each stockholder will be required to take into account in computing his, her or its taxable income a pro rata share of each item of income, gain and loss of the liquidating trust, which may create additional U.S. tax compliance requirements and/or payments for tax-exempt stockholders and Non-U.S. Stockholders. A stockholder will also recognize taxable gain or loss when all or part of his, her or its pro rata portion of an asset is disposed of for an amount greater or less than his, her or its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the stockholder holds his, her or its interest in the assets as a capital asset.
Our stockholders will receive an applicable IRS Form 1099 for the receipt of liquidating distributions received from us.
United States Federal Income Tax Consequences to Non-U.S. Stockholders
The rules governing United States federal income taxation of Non-U.S. Stockholders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A Non-U.S. Stockholder should consult with his, her or its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to the Plan of Liquidation and each Non-U.S. Stockholder’s receipt of liquidating distributions from us. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Stockholder in light of his, her or its particular circumstances.
United States Federal Income Tax Consequences to Non-U.S. Stockholders Under The Foreign Investment In Real Property Tax Act of 1980 (“FIRPTA”)
In general, Section 897 of the Code requires a Non-U.S. Stockholder that disposes of a “United States real property interest,” or USRPI, to treat any gain or loss from such disposition as gain that is effectively connected with the conduct of a trade or business within the United States or as loss that is allocable to such gain. A USRPI includes an interest in real property located in the United States and any interest other than that of a creditor in a domestic corporation that is a “United States real property holding corporation.”
As discussed above, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. Accordingly, the FIRPTA provisions governing distributions from REITs treat, for U.S. federal income tax purposes, the liquidation as a liquidating distribution from us to Non-U.S. Stockholders of the net proceeds from liquidation. The IRS has taken the position in Notice 2007-55 that the FIRPTA provisions governing distributions from REITs apply to the extent liquidating distributions are attributable to gain from the sale of USRPIs, except under limited circumstances which are inapplicable here. Non-U.S. Stockholders should consult their tax advisors regarding the application of those provisions.
The IRS stated in Notice 2007-55 that REIT liquidating distributions are subject to tax under Section 897(h)(1) of the Code to the extent attributable to gain from the sale of USRPIs. Thus, under Notice 2007-55, the liquidating distributions received by a Non-U.S. Stockholder are subject to tax under FIRPTA as a distribution to the extent they are attributable to gain from the sale of our properties. If the liquidating distributions were taxed under FIRPTA, the gain recognized by a Non-U.S. Stockholder generally would be subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale of our properties, and a corporate Non-U.S. Stockholder could also be subject to the branch profits tax on such FIRPTA gain. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% from the portion of the liquidating distributions that are, or are treated as, attributable to gain from the sale of USRPIs and paid to a Non-U.S. Stockholder.
A Non-U.S. Stockholder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.
Certain Non-U.S. Stockholders that meet certain specific requirements to be treated as “qualified foreign pension funds” are exempted from FIRPTA and applicable withholding. This exemption would generally apply to dispositions of our shares, or distributions attributable to gain from the sale of a USRPI. In addition, shares of a REIT held by certain Non-U.S. Stockholders that meet certain specific requirements of a “qualified shareholder” will not be treated as a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a “qualified shareholder”) that holds an interest in such qualified shareholders owns, taking into account applicable constructive ownership rules, more than 10% of the shares of the REIT. In general, for these purposes, a “qualified shareholder” is a foreign person who is in a treaty jurisdiction and satisfies certain publicly traded requirements, meets certain specific requirements to be a “qualified collective investment vehicle” and maintains records on the identity of certain 5% owners. Potential stockholders should consult their own tax advisors with respect to the availability of these exemptions.
United States Federal Income Tax Consequences to Non-U.S. Stockholders Other Than Under FIRPTA
Gain recognized by a Non-U.S. Stockholder upon our dissolution and his, her or its receipt of liquidating distributions from us which is not otherwise subject to taxation under FIRPTA will nonetheless be subject to United States federal income tax if (i) the Non-U.S. Stockholder’s investment in his, her or its stock is “effectively connected” with the Non-U.S. Stockholder’s United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain, except that a foreign corporation Non-U.S. Stockholder also may be subject to the 30% branch profits tax; or (ii) an individual Non-U.S. Stockholder is present in the United States for at least 183 days during a three-year period ending in the current calendar year, in which case the individual Non-U.S. Stockholder will be subject to a 30% tax on his or her net capital gains for the taxable year.
FATCA. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or gross proceeds from the sale or other disposition of our capital stock, in each case paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Stockholders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.
Income Tax Treaties. If a Non-U.S. Stockholder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Stockholder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Stockholders should consult their tax advisor regarding possible relief under an applicable income tax treaty.
Backup Withholding and Information Reporting Consequences to Stockholders
Backup withholding (currently at a rate of 24%) may apply to payments made to a U.S. Stockholder in connection with the liquidation unless the U.S. Stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Stockholders who do not provide us with their correct taxpayer identification number may be subject to penalties imposed by the IRS. We may also be required to withhold on liquidating distributions paid to any U.S. Stockholders who fail to certify their non-foreign status.

If you are a Non-U.S. Stockholder, liquidating distributions paid to you may be subject to backup withholding tax unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or other applicable version of IRS Form W-8. If a Non-U.S. Stockholder is subject to backup or other United States federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution, even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of United States federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally will be allowed as a refund or a credit against your U.S. federal income tax liability as long as you provide the required information to the IRS in a timely manner.
State and Local Taxes
Our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. The state and local tax treatment of our stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws on the transactions described in this proxy statement and on the receipt of the liquidating distributions from us.

CERTAIN INFORMATION ABOUT MANAGEMENT
The Board of Directors
We operate under the direction of the board of directors. The board of directors oversees our operations and makes all major decisions concerning our business. During 2021, the board of directors held six meetings and acted by unanimous consent, jointly with the conflicts committee, on one occasion. Our directors attended all of the meetings of our board. For biographical information regarding our directors, see “ – Executive Officers and Directors” below.
There are three committees of the board of directors: the audit committee, the conflicts committee and the Special Committee (discussed above).
Board Leadership Structure
Our board of directors consists of four seats and currently is composed of Mr. Schreiber, who indirectly controls our sponsor and the Advisor and who is one of our executive officers, and three independent directors that meet the independence criteria as specified in our charter.
Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ three committees, the audit committee, the conflicts committee and the Special Committee, are composed entirely of independent directors. Our company is led by Mr. Schreiber, who has served as Chairman of the Board and our Chief Executive Officer since our inception in 2015. Although the board of directors has not established a policy on whether the role of Chairman of the Board and Chief Executive Officer should be combined, in practice the board of directors has found that having a combined Chairman of the Board and Chief Executive Officer role allows for more productive board meetings. As Chairman of the Board, Mr. Schreiber is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Schreiber’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, the board of directors currently believes that maintaining a structure that combines the roles of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure for our company. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.
The Role of the Board of Directors in our Risk Oversight Process
Our executive officers and the Advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving the Advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.
Director Independence
A majority of our board of directors, George R. Bravante, Jr., Jon D. Kline and Keith P. Russell, meet the independence criteria as specified in our charter. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor, KBS Holdings, or the Advisor, KBS Capital Advisors. A director is deemed to be associated with our sponsor or the Advisor if he or she (i) owns an interest in our sponsor, the Advisor or any of their affiliates; (ii) is employed by our sponsor, the Advisor or any of their affiliates; (iii) is an officer or director of our sponsor, the Advisor or any of their affiliates, (iv) performs services, other than as a director, for us; (v) is a director for more than three REITs organized by our sponsor or advised by the Advisor; or (vi) has any material business or professional relationship with our sponsor, the Advisor or any of their affiliates. A business or professional relationship will be deemed material per se if the annual gross revenue derived by the director from our sponsor, the Advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, the Advisor or any of their affiliates.
In addition, although our shares are not listed for trading on any national securities exchange, a majority of the directors, and all of the members of the audit committee and the conflicts committee, are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The board of directors has affirmatively determined that George R. Bravante, Jr., Jon D. Kline and Keith P. Russell each satisfies the New York Stock Exchange independence standards. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies (if applicable) or received or earned any compensation from us or any such entities except for compensation directly related to service as a director of us. Therefore, we believe that all of these directors are independent directors.
The Audit Committee
General
The audit committee’s function is to assist the board of directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications, performance and independence, and (v) the performance of our internal audit function. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee charter is available on our website at kbsgireit.com.
The members of the audit committee are Keith P. Russell (Chairman), George R. Bravante, Jr. and Jon D. Kline. All of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All of the members of the audit committee have significant financial and/or accounting experience, and the board of directors has determined that each of our independent directors, Mr. Bravante, Mr. Kline and Mr. Russell, satisfies the SEC’s requirements for an “audit committee financial expert.” During 2021, the audit committee held four meetings and all audit committee members attended each meeting.
Independent Registered Public Accounting Firm
During the year ended December 31, 2021, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. We expect that Ernst & Young LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.
Pre-Approval Policies
In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.
For the years ended December 31, 2021 and 2020, all services rendered by Ernst & Young LLP were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees
The audit committee reviewed the audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young LLP for the years ended December 31, 2021 and 2020, are set forth in the table below.

	2021	2020
Audit fees	$347,500	$355,000
Audit-related fees	—	—
Tax fees	40,426	41,125
All other fees	2,400	2,300
Total	$390,326	$398,425
For purposes of the preceding table, Ernst & Young LLP’s professional fees are classified as follows:
•Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
•Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.
•Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.
•All other fees – These are fees for any services not included in the above-described categories.
Report of the Audit Committee
The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.
In this context, the audit committee reviewed and discussed the 2021 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP their independence from us. In addition, the audit committee considered whether Ernst & Young LLP’s provision of non-audit services is compatible with Ernst & Young LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
December 15, 2022                    The Audit Committee of the Board of Directors:
Keith P. Russell (Chairman), George R. Bravante, Jr.
and Jon D. Kline
The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.
The Conflicts Committee
General
The members of the conflicts committee are Jon D. Kline (Chairman), George R. Bravante, Jr. and Keith P. Russell, all of whom are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of the Advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:
•reviewing and reporting on our policies;
•approving transactions with affiliates and reporting on their fairness to us;
•supervising and evaluating the performance and compensation of the Advisor;
•reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;
•approving borrowings in excess of the total liabilities limit set forth in our charter; and
•discharging the board of directors’ responsibilities relating to compensation.
The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2021, the conflicts committee held five meetings and acted by unanimous consent, jointly with the board of directors, on one occasion. All conflicts committee members attended each meeting.
Oversight of Executive Compensation
As noted above, the conflicts committee discharges the board of directors’ responsibilities relating to the compensation of our executives. However, we do not have any paid employees and our executive officers do not receive any compensation directly from us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “–Certain Transactions with Related Persons” below for a discussion of the fees paid to the Advisor and its affiliates.
Policy Regarding Transactions with Related Persons
Our charter requires the conflicts committee to review and approve all transactions between us and the Advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the conflicts committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our advisor’s Director of Internal Audit, via the Ethics Hotline, or directly to the audit committee chair, as appropriate.
Certain Transactions with Related Persons
Set forth below is a description of the material transactions between our affiliates and us since the beginning of 2020 as well as any such currently proposed transactions. We have entered into agreements with certain affiliates pursuant to which they provide services to us. All of our executive officers and our affiliated director are also officers, directors, managers, or key professionals of and/or holders of a direct or indirect controlling interest in the Advisor and other affiliated KBS entities. Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer, our President and our affiliated director. The Advisor is owned and controlled by KBS Holdings, our sponsor. Charles J. Schreiber, Jr. indirectly controls our sponsor and the Advisor.

Our Relationship with the Advisor. Since our inception, the Advisor has provided day-to-day management of our business. Among the services that are provided or have been provided by the Advisor under the terms of our advisory agreement are the following:
•finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;
•structuring the terms and conditions of our investments, sales and joint ventures;
•acquiring properties on our behalf in compliance with our investment objectives and policies;
•arranging for financing and refinancing of our properties;
•entering into leases and service contracts for our properties;
•supervising and evaluating each property manager’s performance;
•reviewing and analyzing the properties’ operating and capital budgets;
•assisting us in obtaining insurance;
•generating an annual budget for us;
•reviewing and analyzing financial information for each of our assets and our overall portfolio;
•formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;
•performing investor-relations services;
•maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
•engaging in and supervising the performance of our agents, including our registrar and transfer agent; and
•performing any other services reasonably requested by us.
The Advisor is subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent. The advisory agreement has a one-year term expiring April 28, 2023, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. For the period from January 1, 2020 through the most recent date practicable, which was September 30, 2022, we compensated the Advisor as set forth below.
The Advisor or its affiliates have paid certain of our organization and offering expenses as described below. Offering costs include all expenses incurred in connection with our offerings of securities. Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate.
•The Advisor or its affiliates have paid some of the offering costs related to our distribution reinvestment plan offering (the “DRP”), including, but not limited to, our legal, accounting, printing, mailing and filing fees. We are responsible for reimbursing the Advisor for these costs. No reimbursements made by us to the Advisor may cause total organization and offering expenses incurred by us to exceed 15% of the aggregate gross offering proceeds of the DRP as of the date of reimbursement. From January 1, 2020 through August 20, 2020, with respect to our DRP, the Advisor did not incur any organization and offering expenses on our behalf. In connection with the determination to pursue a liquidation strategy, on August 5, 2020, our board of directors approved the termination of the DRP effective August 20, 2020.
•The Advisor agreed to pay all organization and offering expenses related to our second private offering that launched in October 2017, including selling commissions, directly on our behalf without reimbursement by us. From the inception of the offering through August 5, 2020, the Advisor incurred approximately $5.5 million of organization and offering expenses related to the offering on our behalf. In connection with the determination to pursue a liquidation strategy, on August 5, 2020, our board of directors terminated the second private offering.
The Advisor earns a monthly fee for asset management services equal to one-twelfth of 1.0% of the cost of our investments, including the portion of the investment that is debt financed. The cost of the real property investments is calculated as the amount paid or allocated to acquire the real property, plus the budgeted capital improvement costs for the development, construction or improvements to the property once such funds are disbursed pursuant to a final approved budget and fees and expenses related to the acquisition, but excluding acquisition fees paid or payable to the Advisor. In the case of investments made through joint ventures, the asset management fee is determined based on our proportionate share of the underlying investment. The Advisor has deferred payment of asset management fees related to the periods from October 2017 through September 2022. From January 1, 2020 through December 31, 2020, our asset management fees totaled $1.7 million. From January 1, 2021 through September 30, 2022, our asset management fees totaled $3.0 million. Asset management fees of

$8.9 million relating to the period from October 1, 2017 to September 30, 2022 were accrued but payment was deferred by the Advisor. We expect these accrued and deferred asset management fees to be repaid with our liquidation proceeds prior to any distribution to stockholders. The Advisor has agreed to waive payment of its asset management fee as of October 1, 2022 through our liquidation.
Under our advisory agreement, we reimburse the Advisor and its affiliates for certain expenses they incur in connection with their provision of services to us, including our allocable share of the salaries, benefits and overhead of internal audit department personnel providing services to us and promotional costs and expenses related to the leasing of properties. We do not reimburse the Advisor or its affiliates for the salaries and benefits the Advisor or its affiliates may pay to our executive officers. From January 1, 2020 through December 31, 2020, we had reimbursed the Advisor for $284,000 of operating expenses, all of which was related to employee costs. From January 1, 2021 through September 30, 2022, we had reimbursed the Advisor for $376,000 of operating expenses, of which $363,000 was related to employee costs. As of September 30, 2022, $10,000 of operating expenses were payable to the Advisor.
As of December 31, 2021, we had been charged $0.3 million by certain vendors for services for which we believe we were either overcharged or which were never performed. From January 1, 2022 through September 30, 2022, we incurred $0.2 million of legal and accounting costs related to the investigation of this matter. Our advisor agreed to reimburse us for any amounts inappropriately charged to us for these vendor services and for legal and accounting costs incurred related to the investigation of this matter. As of September 30, 2022, our advisor had reimbursed us $0.5 million in cash for amounts inappropriately charged to us and for legal and accounting costs related to the investigation of this matter.
The Advisor advanced funds to us, which are non-interest bearing, for distribution record dates through the period ended May 31, 2016. As of September 30, 2022, the total advanced funds due to the Advisor from us was approximately $1.3 million. In connection with the adoption of the Plan of Liquidation by our board of directors, our Advisor agreed to waive payment of the $1.3 million advanced funds.
Pursuant to the terms of the advisory agreement, the Advisor is entitled to payment of a disposition fee in connection with the sale of our properties if our conflicts committee determines that the Advisor provided a substantial amount of the services in the effort to sell the property. However, the Advisor has agreed to waive any disposition fees owed in connection with asset sales pursuant to the Plan of Liquidation.
Our Relationship with KBS Capital Markets Group. On April 28, 2016, we launched our initial public offering and entered a dealer manager agreement with our dealer manager with respect to our primary public offering and the DRP. Our primary public offering terminated in June 2017 and no dealer manager fees, selling commissions or stockholder servicing fees have been paid to KBS Capital Markets Group since its termination. KBS Capital Markets Group acted as the dealer manager for our DRP until its termination effective August 20, 2020.
We have also entered into a fee reimbursement agreement (the “AIP Reimbursement Agreement”) with our dealer manager pursuant to which we agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform with respect to certain accounts of our stockholders serviced through the platform. From January 1, 2020 through December 31, 2020, and from January 1, 2021 through September 30, 2022, we incurred and paid $900 and $1,300, respectively, of costs and expenses related to the AIP Reimbursement Agreement.
Our Relationship with KBS Management Group, LLC. For property management services with respect to certain properties, we pay KBS Management Group, LLC, an affiliate of the Advisor (the “Co-Manager”), a monthly fee equal to a percentage of the rent (to be determined on a property-by-property basis, consistent with current market rates), payable and actually collected for the month. From January 1, 2020 through December 31, 2020, our property management fees totaled $136,000. From January 1, 2021 through September 30, 2022, our property management fees totaled $184,000, of which $8,000 was outstanding as of September 30, 2022. The Co-Manager has agreed to waive payment of its property management fees as of October 1, 2022 through our liquidation.
Insurance Program. As of January 1, 2020, we, together with KBS REIT II, KBS REIT III, our dealer manager, the Advisor and other KBS-affiliated entities, had entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage were shared. The cost of these lower tiers is allocated by the Advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. In June 2022, the Company renewed its participation in the program, and the program is effective through June 30, 2023. At renewal on June 30, 2022, KBS REIT II elected to cease participation in the program and obtained separate insurance coverage.
From January 1, 2020 through December 31, 2020 and from January 1, 2021 through September 30, 2022, no other transactions occurred between us, KBS REIT II, KBS REIT III, our dealer manager, the Advisor or other KBS-affiliated entities.

Currently Proposed Transactions. There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.
Nomination of Directors
General
We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.
Board Membership Criteria
With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting of stockholders and determined that the composition of the current board of directors satisfies its diversity objectives.
Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully manage and dispose of the types of assets we own.
Selection of Directors
Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.
In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of the Advisor. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.
The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. In addition to satisfying the advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with additional requirement of Rule 14a-19 under the Exchange Act. Any stockholder may request a copy of our bylaws free of charge by calling (866) 527-4264.
Stockholder Communications with the Board of Directors
We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:
Board of Directors of KBS Growth & Income REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Stockholders should report any complaints or concerns regarding (i) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (ii) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by any of the following means:
•Via the Internet at kbsgireit.ethicspoint.com;
•By calling the toll free Ethics Hotline at (888) 329-6414; or
•By mailing a description of the suspected violation or concern to:
Audit Committee Chair
c/o KBS Growth & Income REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Reports made via the Ethics Hotline will be sent to an internal audit representative and the audit committee chair, provided that no person named in the report will receive the report directly.
Stockholders can also communicate directly with the Chairman of the Board at the annual meeting. Although we do not have a policy regarding the attendance of directors at annual meetings of stockholders, we expect that all of our directors will be present at all such meetings. All of our directors were present at our last annual meeting of stockholders.
Executive Officers and Directors
We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the annual meeting of stockholders and are being nominated for re-election to serve until the next annual meeting of stockholders and until his successor is elected and qualified.

Name and Address(1)	Position(s)	Age(2)	Year First Became a Director
Charles J. Schreiber, Jr.	Chairman of the Board, Chief Executive Officer, President and Director	71	2015
Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary	45	N/A
Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary	58	N/A
George R. Bravante, Jr.	Independent Director	64	2016
Jon D. Kline	Independent Director	55	2016
Keith P. Russell	Independent Director	77	2016
_____________________
(1) The address of each named executive officer and director is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
(2) As of December 15, 2022.

Charles J. Schreiber, Jr. is our Chairman of the Board, our Chief Executive Officer and one of our directors, positions he has held since January 2015. In August 2019, he was also elected as our President. He is also the Chairman and President of the Advisor, and he served as the Chief Executive Officer of the Advisor from October 2004 through December 2021. He is also the Chairman of the Board, Chief Executive Officer and a director of KBS REIT II, positions he has held for these entities since October 2004, August 2007, August 2007 and July 2007, respectively. Mr. Schreiber is Chief Executive Officer and a director of KBS REIT III, positions he has held since January 2010 and December 2009, respectively. From January 2010 through November 2022, he also served as Chairman of the Board of KBS REIT III. In August 2019, Mr. Schreiber was also elected as President of KBS REIT II and KBS REIT III. Mr. Schreiber was Chairman of the Board, Chief Executive Officer and a director of KBS Real Estate Investment Trust, Inc. (“KBS REIT I”) from June 2005 until its liquidation in December 2018. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 50% interest in KBS Holdings LLC, which is the sole owner of the Advisor and the entity that acted as our dealer manager. In addition, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings LLC held indirectly by the estate of Peter M. Bren (together with other family members). KBS Holdings is a sponsor of our company and is or was a sponsor of KBS REIT I, KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and Pacific Oak Strategic Opportunity REIT II, which were formed in 2015, 2005, 2007, 2009, 2008, 2009, and 2013, respectively.
Mr. Schreiber is the Chairman and President of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. Messrs. Bren and Schreiber were the founding partners of the KBS-affiliated investment advisors. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2021, KBS Realty Advisors, together with KBS affiliates, including the Advisor, had been involved in the investment in or management of approximately $28.9 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT (advisory agreement terminated October 31, 2019), KBS Legacy Partners Apartment REIT and Pacific Oak Strategic Opportunity REIT II (advisory agreement terminated October 31, 2019). Through October 31, 2019 the Advisor also served as the U.S. asset manager for Keppel Pacific Oak US REIT, and KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT, both Singapore real estate investment trusts.
Mr. Schreiber oversees all aspects of the Advisor’s and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of the Advisor’s and KBS Realty Advisors’ business activities and is responsible for investor relationships.
In addition, from July 2018 until February 2022, Mr. Schreiber served as Chairman of the Board and a director for KBS US Prime Property Management Pte. Ltd., which is the external manager of Prime US REIT, a Singapore real estate investment trust that is listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). Mr. Schreiber holds an indirect ownership interest in KBS US Prime Property Management Pte. Ltd. and KBS Asia Partners Pte. Ltd., which is the sponsor of Prime US REIT.
Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 49 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to forming the first KBS-affiliated investment advisor in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.
Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development. Mr. Schreiber also serves as a member of the Executive Committee for the Public Non-Listed REIT Council for the National Association of Real Estate Investment Trusts. He is also a member of the National Council of Real Estate Investment Fiduciaries. Mr. Schreiber has served as a member of the board of directors and executive committee of The Irvine Company since August 2016, and since December 2016, Mr. Schreiber has served on the Board of Trustees of The Irvine Company.
The board of directors concluded that Mr. Schreiber is qualified to serve as a director, Chairman of the Board and as our Chief Executive Officer and President for reasons including his extensive industry and leadership experience. With more than 49 years of experience in real estate development, management, acquisition and disposition and more than 30 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, he has the depth and breadth of experience to implement our business strategy. He gained his understanding of the real estate and real estate-finance markets through hands-on experience with acquisitions, asset and portfolio management, asset repositioning and dispositions. As our Chief Executive Officer and a principal of the Advisor, Mr. Schreiber is best-positioned to provide the board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors, as Chief Executive Officer, President, Chairman of the Board and a director of KBS REIT II and KBS REIT III, as a director and trustee of The Irvine Company, as former Chairman of the Board and a director of KBS US Prime Property Management Pte. Ltd. and as former Chief Executive Officer, Chairman of the Board and a director of KBS REIT I, Mr. Schreiber brings to the board of directors demonstrated management and leadership ability.
Jeffrey K. Waldvogel is our Chief Financial Officer, a position he has held since June 2015. In April 2017, he was also elected our Treasurer and Secretary. He is also the Chief Financial Officer of the Advisor, a position he has held since June 2015. Since June 2015, he has served as Chief Financial Officer of KBS REIT III, and in July 2018, he was elected Treasurer and Secretary of KBS REIT III. He is also the Chief Financial Officer, Treasurer and Secretary of KBS REIT II, positions he has held since June 2015, August 2018 and August 2018, respectively. From June 2015 until November 2019, he also served as the Chief Financial Officer, Treasurer and Secretary of Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II. He was Chief Financial Officer of KBS REIT I and KBS Legacy Partners Apartment REIT from June 2015 until their respective liquidations in December 2018. In January 2022, Mr. Waldvogel was also appointed the Chief Financial Officer of KBS Realty Advisors.
Mr. Waldvogel has been employed by an affiliate of the Advisor since November 2010. With respect to the KBS-sponsored REITs advised by the Advisor, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles, Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.
Prior to joining an affiliate of the Advisor in 2010, Mr. Waldvogel was an audit senior manager at Ernst & Young LLP. During his eight years at Ernst & Young LLP, where he worked from October 2002 to October 2010, Mr. Waldvogel performed or supervised various auditing engagements, including the audit of financial statements presented in accordance with GAAP, as well as financial statements prepared on a tax basis. These auditing engagements were for clients in a variety of industries, with a significant focus on clients in the real estate industry.
In April 2002, Mr. Waldvogel received a Master of Accountancy Degree and Bachelor of Science from Brigham Young University in Provo, Utah. Mr. Waldvogel is a Certified Public Accountant (California).
Stacie K. Yamane is our Chief Accounting Officer, a position she has held since January 2015. In August 2018, she was also elected our Assistant Secretary. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of the Advisor and Chief Accounting Officer of KBS REIT II and KBS REIT III, positions she has held for these entities since October 2008, October 2008 and January 2010, respectively. From August 2009 until November 2019 and from February 2013 until November 2019 she served as Chief Accounting Officer of Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II, respectively. From August 2009 until its liquidation in December 2018, she served as Chief Accounting Officer of KBS Legacy Partners Apartment REIT; from October 2008 until its liquidation in December 2018, she served as Chief Accounting Officer of KBS REIT I. From July 2007 to December 2008, Ms. Yamane served as the Chief Financial Officer of KBS REIT II and from July 2007 to October 2008, she served as Controller of KBS REIT II; from October 2004 to October 2008, Ms. Yamane served as Fund Controller of the Advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I and from June 2005 to October 2008, she served as Controller of KBS REIT I.
Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, from 2004 through 2015, Ms. Yamane was responsible for client accounting/reporting for two real estate portfolios. These portfolios consisted of industrial, office and retail properties as well as land parcels. Ms. Yamane worked closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assisted in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her almost 30 years of real estate experience.
Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).
George R. Bravante, Jr. is one of our independent directors, a position he has held since March 2016. He is also a member of the conflicts committee and the chairman of the Special Committee. In 1996, Mr. Bravante founded Biltmore Advisors, LLC, the general partner of Bravante-Curci Investors, L.P., and since 1996, he has served as the Managing Member of Biltmore Advisors, LLC. Bravante-Curci Investors focuses on real estate and agricultural investments in California. Since 2005, Mr. Bravante has been the owner of Bravante Produce, which oversees agricultural land, and since July 2013, he has served as the Chief Executive Officer of Pacific Agriculture Realty, LP, an agricultural real estate fund.
Mr. Bravante has been in the real estate industry for over 30 years. Prior to founding Bravante-Curci Investors in 1996, Mr. Bravante served as: President and Chief Operating Officer of Colony Advisors, where he oversaw all aspects of the firm’s operations, including financial and asset management and property management and dispositions; President and Chief Operating Officer of the American Realty Group, where he was responsible for the strategic management, restructuring and disposition of more than $20 billion in real estate-related assets; Chief Financial Officer of RMB Realty, where he was extensively involved with all aspects of numerous commercial real estate transactions; and Manager of Ernst & Whinney (now Ernst & Young LLP), where he advised real estate developers and financial institutions as a member of the real estate consulting group. Since December 2014, Mr. Bravante has served on the board of directors and audit committee of Sabre Corp, and from 2004 through 2010, Mr. Bravante served on the board of directors of ExpressJet Holdings, Inc., serving as non-executive chairman from 2005 to 2010. Mr. Bravante also served on the board of directors of Sunkist Growers, Inc. from January 2011 through January 2014 and of American Real Estate Group from 1990 to 1993. Mr. Bravante received a Bachelor of Arts in Accounting from the University of South Carolina in 1982.
The board of directors concluded that Mr. Bravante is qualified to serve as an independent director for reasons including his 30 years of experience in the real estate industry and his financial, strategic business and investment strategy abilities. Mr. Bravante’s broad executive experience provides him with key skills in working with directors, understanding board processes and functions, responding to our business’s financial, strategic and operational challenges and opportunities and overseeing management. The board of directors believes that these attributes and the depth and breadth of Mr. Bravante’s exposure to complex real estate, financial and strategic issues throughout his career make him a valuable asset to the board of directors. Further, his service as a director and member of the audit committee of Sabre Corp and as a former director of ExpressJet Holdings, both public companies, gives him additional perspective and insight into public companies such as ours.
Jon D. Kline is one of our independent directors and is the chair of the conflicts committee, positions he has held since March 2016. He is also a member of the audit committee and the Special Committee. Mr. Kline is the founder and Chief Executive Officer of Clearview Hotel Capital, LLC, a privately-held hotel investment and advisory company focused on acquiring and providing asset management for hotels in urban and unique locations. Mr. Kline has led Clearview Hotel Capital since its founding in 2007. From 2006 through 2007, he served as President and, from 2003 to 2006, as Chief Financial Officer of Sunstone Hotel Investors, Inc., a public hotel REIT (NYSE:SHO). Prior to joining Sunstone in 2003, Mr. Kline oversaw the U.S. hospitality and leisure investment banking practice at Merrill Lynch & Co., with responsibility for lodging, gaming, restaurants and other leisure industries. Prior to joining Merrill Lynch, Mr. Kline was a real estate investment banker at Smith Barney, focused on lodging and other real estate asset classes, and an attorney with Sullivan & Cromwell LLP. Mr. Kline served on the board of directors of CareTrust REIT, Inc. (NASDAQ: CTRE), a public REIT, from June 2014 to May 2022, and he was the chair of the audit committee and a member of the nominating and corporate governance committee. Mr. Kline holds a Bachelor of Arts in Economics from Emory University and a J.D. from New York University School of Law.
The board of directors concluded that Mr. Kline is qualified to serve as an independent director and as chair of the conflicts committee for reasons including his executive leadership experience in a public REIT, his professional and educational background, his network of relationships with real estate professionals and his extensive background and experience in public markets and in real estate and finance transactions. As the founder of Clearview Hotel Capital, Mr. Kline is acutely aware of the operational challenges we will encounter. In addition, his former service as a director and chair of the audit committee of CareTrust REIT provide him an understanding of the requirements of serving on the board of, and the issues facing, a public real estate company such as ours.

Keith P. Russell is one of our independent directors and is the chair of the audit committee, positions he has held since March 2016. He is also a member of the conflicts committee and the Special Committee. Since June 2001, Mr. Russell has been President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals. In March 2001, Mr. Russell retired as Chairman of Mellon West and Vice Chairman of Mellon Financial Corporation, in which capacities he had served since 1996. From 1991 through 1996, Mr. Russell served in various positions at Mellon, including Vice Chairman and Chief Risk Officer of Mellon Bank Corporation and Chairman of Mellon Bank Corporation’s Credit Policy Committee. From 1983 to 1991, Mr. Russell served as President and Chief Operating Officer, and a director, of Glenfed/Glendale Federal Bank.
Mr. Russell served on the board of directors of Sunstone Hotel Investors, Inc. (NYSE: SHO), a public REIT, from 2004 to 2021, and he served as the chair of the audit committee and a member of the nominating and corporate governance committee. Mr. Russell has served on the board of directors of Hawaiian Electric Industries, Inc. (NYSE: HE) since May 2011, and he is currently a member of the HE audit and risk committee and the executive committee. Since 2010, Mr. Russell has also served on the board of directors of American Savings Bank, a subsidiary of Hawaiian Electric Industries, and he is currently a member of the audit committee and is the chair of the risk committee. In addition, from 2002 to July 2011, Mr. Russell served on the board of directors of Nationwide Health Properties, Inc., where he served as chair of the audit committee and as a member of the corporate governance and nominating committee. Mr. Russell has been a panelist at various conferences and seminars, addressing topics such as corporate governance and the audit committee’s role. Mr. Russell holds a Bachelor of Arts in Economics from the University of Washington and a Master of Arts in Economics from Northwestern University.
The board of directors concluded that Mr. Russell is qualified to serve as an independent director and as chair of the audit committee for reasons including his expertise in the areas of risk management and financial analysis and his general investment experience. As a leading executive with several large financial institutions, Mr. Russell has extensive experience in assessing risks and reserves for companies in a wide range of financial situations, which contributes invaluable expertise to the board of directors. In addition, his prior service as a director and chair of the audit committee of Sunstone Hotel Investors, his service as a director and member of the audit and risk committee of Hawaiian Electric Industries, Inc. and as a former director and chair of the audit committee of Nationwide Health Properties provides him an understanding of the requirements of serving on the board of, and the issues facing, a public real estate company such as ours.
Compensation of Executive Officers
Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See “—The Conflicts Committee—Certain Transactions with Related Persons” above for a discussion of the fees paid to the Advisor and its affiliates.
Compensation of Directors
If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the conflicts committee, based upon recommendations from the Advisor. One of our executive officers, Mr. Schreiber, manages and controls the Advisor, and through the Advisor, he is involved in recommending and setting the compensation to be paid to our independent directors.
We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2021.

Name	Fees Earned in 2021 or Paid in Cash (1)	All Other Compensation	Total
George R. Bravante, Jr.	$80,829	$—	$80,829
Jon D. Kline	86,329	—	86,329
Keith P. Russell	87,329	—	87,329
Charles J. Schreiber, Jr. (2)	—	—	—
_____________________
(1) Fees Earned in 2021 or Paid in Cash include meeting fees earned in: (i) 2020 but paid or reimbursed in the first quarter of 2021 as follows: Mr. Bravante $9,333, Mr. Kline $10,333, and Mr. Russell $10,333; and (ii) 2021 but paid or to be paid in 2022 as follows: Mr. Bravante $7,333, Mr. Kline $8,333, and Mr. Russell $7,333.
(2) Directors who are also our executive officers do not receive compensation for services rendered as a director.

Cash Compensation
We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay our independent directors for attending board of directors and committee meetings as follows:
•$2,500 in cash for each board meeting attended;
•$2,500 in cash for each committee meeting attended, except that the committee chairman is paid $3,000 for each meeting attended;
•$2,000 in cash for each teleconference meeting of the board; and
•$2,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee is paid $3,000 for each teleconference meeting of the committee.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committee meetings.

STOCK OWNERSHIP
The following table shows, as of December 15, 2022, the amount of our Class A and Class T common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A and Class T common stock, respectively, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner of Class A and Class T Shares, as indicated (1)	Amount and Nature of Beneficial Ownership of Class A Shares	Percent of all Class A Shares	Amount and Nature of Beneficial Ownership of Class T Shares	Percent of all Class T Shares
Burns Family Trust	−	−	24,077	7.83%
Burnell D. & Shirley Kraft Revocable Trust	−	−	18,538	6.03%
Julie W. Lorenzen Trust	−	−	18,148	5.90%
Comrit Investments 1, Limited Partnership (2)	1,755,752	17.85%	−	−
George R. Bravante, Jr., Independent Director	−	−	−	−
Jon D. Kline, Independent Director	−	−	−	−
Keith P. Russell, Independent Director	−	−	−	−
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer, President and Director	59,796 (3)(4)	0.61%	−	−
Jeffrey K. Waldvogel, Chief Financial Officer, Treasurer and Secretary	−	−	−	−
Stacie K. Yamane, Chief Accounting Officer	−	−	−	−
All directors and executive officers as a group	59,796(3)(4)	0.61%	−	−
_____________________
(1) The address of each named beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
(2) Decisions regarding the voting or disposition of the shares of our common stock held by Comrit Investments 1, Limited Partnership are made by the majority vote of the board of directors of Comrit Investments Ltd., the sole general partner of the limited partnership. The current members of the board of directors of Comrit Investments Ltd. are David Lubetzky and Iddo Kook. Comrit Investments 1, Limited Partnership owns only shares of the Company’s Class A common stock and does not have an ownership interest in KBS Capital Advisors.
(3) None of the shares is pledged as security.
(4) Includes 20,404 shares of our Class A common stock owned by KBS Capital Advisors. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 50% interest in KBS Holdings LLC, which is the sole owner of KBS Capital Advisors LLC and KBS Capital Markets Group LLC. In addition, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings LLC held indirectly by the estate of Peter M. Bren (together with other family members).

PROPOSAL 2.    ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of four members of the board of directors. Those persons elected will serve as directors until the next annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:
●    Charles J. Schreiber, Jr.     ●    Jon D. Kline
●    George R. Bravante, Jr.    ●    Keith P. Russell
Each of the nominees for director is a current director. Detailed information on each nominee is provided under “Certain Information About Management – Executive Officers and Directors.”
Vote Required
Under our charter, a majority of the votes cast by stockholders entitled to vote and present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. Abstentions and broker non-votes will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.
The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.

PROPOSAL 3.     RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
During the year ended December 31, 2021, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.
Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of Ernst & Young LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.
We expect that Ernst & Young LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by stockholders.
Vote Required
Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.
The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 4.    THE ADJOURNMENT PROPOSAL
The Adjournment Proposal is a proposal that would permit us (i) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the annual meeting, and (ii) subsequently, to adjourn the annual meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the annual meeting (such proposals are referred to as the “Delayed Proposals”).
In this proposal, we are asking you to approve the adjournment of the annual meeting and any later adjournments to a date or dates not later than May 6, 2023, in order to enable us to solicit additional proxies in favor of the Delayed Proposals. If our stockholders approve the Adjournment Proposal, we could adjourn the annual meeting, and any adjourned session of the annual meeting, even if a quorum is present, to a date not later than May 6, 2023 and use the additional time to solicit additional proxies in favor of the Delayed Proposals, including the solicitation of proxies from our stockholders that have previously voted against the approval of the Delayed Proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of any of the Delayed Proposals to defeat any of these proposals, we could adjourn the annual meeting without a vote on any of the Delayed Proposals and seek during that period to convince the holders of the shares that voted against the Delayed Proposals to change their votes to votes in favor of the approval of the Delayed Proposals.
The board of directors believes that if the number of shares of our common stock, present or represented by proxy at the annual meeting and voting in favor of the approval of the Delayed Proposals is insufficient to approve the Delayed Proposals, it is in the best interest of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Delayed Proposals to bring about the approval of these proposals.
Vote Required
Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes will not affect the outcome of this proposal.
The appointed proxies will vote your shares as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the Adjournment Proposal.
Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (i) via the Internet, (ii) by telephone or (iii) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

STOCKHOLDER PROPOSALS
Pursuant to our bylaws, stockholders interested in nominating a person as a director or presenting any other business for consideration at the next annual meeting of stockholders must submit timely notice thereof by following the procedures prescribed in Section 2.12 of our bylaws and in the SEC’s Rule 14a-8. To be eligible for presentation to and action by our stockholders at the next annual meeting, director nominations and other stockholder proposals must be received by Mr. Waldvogel, our Secretary, at the Company’s principal offices by the close of business on [ ], 2024. To also be eligible for inclusion in our proxy statement for the next annual meeting, director nominations and other stockholder proposals must be received by Mr. Waldvogel at the Company’s principal offices by the close of business on [ ], 2024. However, if we hold the next annual meeting before [ ], 2023 or after [ ], 2024, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials. In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our website at www.kbsgireit.com contains additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this proxy statement. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible through and posted on our website at www.kbsgireit.com.
This proxy statement incorporates by reference the 2021 Annual Report. This document contains important information about the Company and our financial condition.
This proxy statement also incorporates by reference the Plan of Liquidation attached hereto at Annex A, the estimated value per share information from the Valuation 8-K attached hereto at Annex B, and the opinion of Stanger, an independent financial advisor, attached hereto at Annex C.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this proxy statement or other information concerning us, without charge, by writing KBS Capital Markets Group Investor Relations, 800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 or by calling the Broadridge proxy help line at 800-574-5897, or through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [ ], 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A
KBS GROWTH & INCOME REIT, INC.
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
1.Approval and Effectiveness of Plan. This Plan of Complete Liquidation and Dissolution (the “Plan”) of KBS Growth & Income REIT, Inc., a Maryland corporation (the “Company”), the sale of all or substantially all of the assets of the Company, and the dissolution of the Company have been determined by the Board of Directors of the Company (the “Board”) to be advisable and in the best interest of the Company and its stockholders (the “Stockholders”), and have been approved by the Board. The Board has directed that the Plan, the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto, be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan, and the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto, by the Stockholders. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”
2.Voluntary Liquidation and Dissolution. On and after the Effective Date, the Company shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended, and the Maryland General Corporation Law (the “MGCL”). Pursuant to the Plan, the Company shall, acting for itself or in its capacity as the general partner of KBS Growth & Income Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Company and cause the Operating Partnership to sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Operating Partnership in one or more transactions, without further approval of the Stockholders. Within thirty (30) days after the Effective Date, the officers of the Company shall file a return on Form 966 with the Director of Internal Revenue for and on behalf of the Company.
3.Sales of Assets.
(a)The Company, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell, upon such terms as may be deemed advisable, any or all of their assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to the Stockholders.
(b)The Company, the Operating Partnership and the Operating Partnership’s subsidiaries shall not authorize or transfer assets pursuant to any sale agreement between the Company, the Operating Partnership or the Operating Partnership’s subsidiaries, on the one hand, and an affiliate of the Company, the Operating Partnership or the Operating Partnership’s subsidiaries, on the other hand, unless a majority of directors, including a majority of independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company, the Operating Partnership or the Operating Partnership’s subsidiaries, as the case may be.
4.Payment of Creditors; Distributions to Stockholders. Subject to Section 8 hereof, the proper officers of the Company are authorized and directed to proceed promptly to: (a) collect its assets; (b) dispose of such assets as are not to be distributed in kind to the Stockholders; (c) pay or create a reserve fund for the payment of or otherwise adequately provide for the payment of all of the liabilities and obligations of the Company, the Operating Partnership and the Operating Partnership’s subsidiaries; (d) pay all expenses incidental to the Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan; (e) cause the Operating Partnership to distribute its remaining assets, either in cash or in kind, to the limited and general partners of the Operating Partnership, in one or more distributions, in accordance with the terms and provisions of the Limited Partnership Agreement of the Operating Partnership; (f) distribute all the remaining assets of the Company, either in cash or in kind, to the Stockholders in one or more distributions, in accordance with the terms and provisions of the Company’s Second Articles of Amendment and Restatement, as may be amended and supplemented from time to time (the “charter”); and (g) do every other act necessary or advisable to wind up the affairs of the Company, the Operating Partnership and its subsidiaries and to dissolve the Company, the Operating Partnership and its subsidiaries. Upon the sale or other disposition of the assets of the Company and the payment of, or provision for, all of the liabilities and obligations of the Company, the Company shall be deemed to have liquidated.

5.Reserve Fund. The Company, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized, but not required, to establish, or to cause the Operating Partnership to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Company is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Company, the liquidating trust referred to below or such other successor-in-interest to the Company as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Company may also create a reserve fund by any other reasonable means.
6.Insurance Policies. The Company is authorized, but not required, to procure for itself and/or as general partner to procure for the Operating Partnership, as appropriate, one or more insurance policies, in a reasonable amount and as may be deemed advisable, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses.
7.Articles of Dissolution. Upon the sale or the assignment and conveyance of all or substantially all of the assets of the Company, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Company, the proper officers of the Company are authorized and directed to file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 3-407 of the MGCL and to take all other appropriate and necessary action to dissolve the Company under Maryland law. Prior to filing articles of dissolution, the Company shall give notice to its known creditors and employees as required by Section 3-404 of MGCL (alternatively, the Board may determine that the Company has no employees or known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Department’s acceptance of the articles of dissolution for record, as provided by Section 3-408(a) of the MGCL, the Company shall be dissolved.
8.Effect and Timing of Distributions. Upon the complete distribution of all assets of the Company (the “Final Distribution”) to the holders of outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the dissolution of the Company as contemplated by Section 7 above, all such shares of Common Stock shall be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Company shall use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to pay the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the Effective Date.
9.Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that the Board deems it necessary or advisable in order to preserve the Company’s status as a REIT or otherwise avoid the payment of income tax, the Board deems it necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or the Board determines it is otherwise advantageous or appropriate to do so, the Board may cause the Company to pay the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole discretion (provided only that any remaining outstanding units of limited partnership interest in the Operating Partnership have been completely redeemed prior to the transfer and assignment mentioned below), substantially as follows:
(a)The Board may create the Liquidating Trust under Maryland statutory or common law and may transfer and assign, and may, as general partner, cause the Operating Partnership to transfer and assign, to the Liquidating Trust all of the assets of the Company, the Operating Partnership and the Operating Partnership’s subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Board, the Company, the Operating Partnership and the Operating Partnership’s subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.
(b)Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such distribution of shares of beneficial interest in the Liquidating Trust shall constitute the Final Distribution of all of the assets of the Company to the Stockholders under Section 8 above.

(c)The initial trustees of the Liquidating Trust shall be designated by the Board.
(d)The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide, among other things, that, immediately following such transfer, assignment and distribution, each share of beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of Common Stock had upon the combined assets of the Company and the Operating Partnership immediately prior to the transfer, assignment and distribution. The Declaration of Trust shall further provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Company and the Operating Partnership, paying liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.
(e)Approval of the Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board and the appointment of trustees selected by the Board.
10.Termination of Exchange Act Registration. Immediately prior to any transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and the proper officers of the Company are authorized to cause the Company to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Stock under the U.S. Securities Exchange Act of 1934, as amended.
11.Interpretation; General Authority. The Board, the trustees of the Liquidating Trust and the proper officers of the Company are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or advisable in order to wind up expeditiously the affairs of the Company and complete the liquidation and dissolution thereof, including, without limitation: (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of any or all property of the Company, the Operating Partnership, the Operating Partnership’s subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible; (b) the appointment of other persons to carry out any aspect of the Plan; and (c) the temporary investment of funds in such medium as the Board or the trustees of the Liquidating Trust may deem appropriate.
12.Director Compensation. The independent members of the Board shall continue to receive compensation until the Final Distribution, provided that they remain members of the Board.
13.Indemnification. The Company and/or the Board shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the directors, officers and agents of the Company and such other parties whom the Company has agreed to indemnify, to the maximum extent provided by the charter and bylaws of the Company, any existing indemnification agreement to which the Company is a party and applicable law. At the discretion of the Board, such insurance may include coverage for the periods after the dissolution of the Company, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, officers, employees and agents of such Liquidating Trust.
14.Governing Law. The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.
15.Termination of Plan of Liquidation; Amendment. Prior to the acceptance for record of the Company’s articles of dissolution by the Department, the Board may terminate the Plan for any reason, subject to and contingent upon the approval of such termination by the Company’s stockholders. Notwithstanding approval of the Plan by the Stockholders, the Board or the trustees of the Liquidating Trust may make certain modifications or amendments to the Plan without further action by or approval of the Stockholders to the extent permitted under law.

ANNEX B
ITEM 8.01 OF THE VALUATION 8-K
Annex B contains the information under Item 8.01 of the Company’s Current Report on Form 8-K filed on December 20, 2022 related to the Company’s estimated value per share (the “Valuation 8-K”). All references to “the date of this filing” and similar expressions within this Annex B refer to December 20, 2022, the filing date of the Valuation 8-K, as applicable.
ITEM 8.01 OTHER EVENTS
Estimated Net Asset Value Per Share
On December 15, 2022, the board of directors of the Company approved an estimated net asset value (“NAV”) per share of the Company’s common stock of $1.16 based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or NAV, divided by the number of shares outstanding, all as of September 30, 2022. There have been no other material changes between September 30, 2022 and the date of this filing that would impact the overall estimated NAV per share. The Company is providing this estimated value per share (i) to assist the Company in calculating the range of estimated net proceeds from its proposed liquidation and dissolution (the “Plan of Liquidation”) as discussed in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”), which proposed Plan of Liquidation will be submitted to the stockholders of the Company for their consideration along with the Company’s definitive proxy statement upon its filing with the SEC and (ii) to assist broker-dealers that participated in the Company’s now-terminated initial public offering in meeting their customer account statement reporting obligations under Financial Industry Regulatory Authority (“FINRA”) Rule 2231. This valuation was performed in accordance with the provisions of and also to comply with Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).
The Company’s conflicts committee, composed solely of all of the Company’s independent directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of the Company’s common stock, including the review and approval of the valuation and appraisal process and methodology used to determine the Company’s estimated NAV per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals. With the approval of the Company’s conflicts committee, the Company engaged Kroll, LLC (f/k/a Duff & Phelps) (“Kroll”), an independent third-party real estate valuation firm, to provide a calculation of the range in estimated NAV per share of the Company’s common stock as of September 30, 2022. Kroll based this range in estimated NAV per share upon (i) appraisals performed by Kroll of three of the four real estate properties owned by the Company as of September 30, 2022 (the “Appraised Properties”), (ii) a valuation performed by KBS Capital Advisors, LLC (the “Advisor”), the Company’s external advisor, of the fourth real estate property owned by the Company as of September 30, 2022, an office property located in Portland, Oregon (the “Commonwealth Building”), and (iii) valuations performed by the Advisor, with respect to the Company’s cash, other assets, mortgage debt and other liabilities, which are disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022. The appraisal reports Kroll prepared summarized the key inputs and assumptions involved in the appraisal of each of the Appraised Properties. Kroll’s valuation was designed to follow the prescribed methodologies of the IPA Valuation Guidelines. The methodologies and assumptions used to determine the estimated value of the Company’s assets and the estimated value of the Company’s liabilities are described further below.
Upon the conflicts committee’s receipt and review of Kroll’s valuation report, which included the appraised value of each of the Appraised Properties as noted in the appraisal reports prepared by Kroll and a summary of the estimated value of the Commonwealth Building and each of the Company’s other assets and liabilities, all as determined by the Advisor and reviewed by Kroll, and in light of other factors considered by the conflicts committee and the conflicts committee’s own extensive knowledge of the Company’s assets and liabilities, the conflicts committee: (i) concluded that the range in estimated NAV per share of $0.89 to $1.46, with an approximate mid-range value of $1.16 per share, as indicated in Kroll’s valuation report and recommended by the Advisor, which approximate mid-range value was based on Kroll’s appraisals of the Appraised Properties and a valuation performed by the Advisor of the Commonwealth Building as well as the Company’s cash, other assets, mortgage debt and other liabilities, was reasonable and (ii) recommended to the Company’s board of directors that it adopt $1.16 as the estimated NAV per share of the Company’s common stock. The Company’s board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $1.16 as the estimated NAV per share of the Company’s common stock, which determination is ultimately and solely the responsibility of the Company’s board of directors.

The table below sets forth the calculation of the Company’s estimated NAV per share as of December 15, 2022 as well as the calculation of the Company’s prior estimated NAV per share as of December 6, 2021. Kroll was not responsible for establishing the estimated NAV per share as of December 15, 2022 or December 6, 2021, respectively.

	December 15, 2022 Estimated Value per Share	December 6, 2021 Estimated Value per Share (1)	Change in Estimated Value per Share
Real estate properties (2)	$10.95	$13.66	$(2.71)
Cash, restricted cash and cash equivalents (3)	0.69	0.80	(0.11)
Other assets	0.05	0.09	(0.04)
Mortgage debt (4)	(9.28)	(9.95)	0.67
Other liabilities	(1.25)	(1.22)	(0.03)
Estimated NAV per share	$1.16	$3.38	$(2.22)
Estimated enterprise value premium	None assumed	None assumed	None assumed
Total estimated NAV per share	$1.16	$3.38	$(2.22)
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(1) The December 6, 2021 estimated value per share was based upon a calculation of the range in estimated NAV per share of the Company’s common stock as of September 30, 2021 by Kroll and the recommendation of the Advisor. Kroll based this range in estimated NAV per share upon appraisals of the Company’s four real estate properties performed by Kroll, and valuations performed by the Advisor with respect to the Company’s cash, other assets, mortgage debt and other liabilities. For more information relating to the December 6, 2021 estimated value per share and the assumptions and methodologies used by Kroll and the Advisor, see the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2021.
(2) The decrease in the estimated value of real estate properties per share was primarily due to a decrease in the values of the real estate properties after taking into consideration capital expenditures incurred. The decrease in the values of the real estate properties is primarily due to (i) the Commonwealth Building being valued at less than its mortgage debt as the Company is projecting longer lease-up periods for the vacant office space as demand for office space in Portland has significantly declined as a result of both the impact of the disruptions caused by protests and demonstrations in the downtown area and the COVID-19 pandemic, with employees continuing to work from home, (ii) a property located in Houston, Texas where the COVID-19 pandemic added to an already slumping oil and gas industry, resulting in increased vacancy and expanding capitalization rates across the office marketplace, and (iii) a property located in Chicago, Illinois where return to office has been slow, resulting in increased vacancy and expanding capitalization rates across the office marketplace.
(3) The decrease in the estimated value of cash, restricted cash and cash equivalents per share primarily relates to improvements to real estate properties.
(4) The decrease in the estimated value of mortgage debt per share was primarily due to the valuation of the Commonwealth Building Mortgage Loan which was based on the fair value of the real estate less estimated closing costs.

The decrease in the Company’s estimated value per share from the previous estimate was primarily due to the items noted in the table below, which reflect the significant contributors to the decrease in the estimated value per share from $3.38 to $1.16. The changes are not equal to the change in values of each asset and liability group presented in the table above due to changes in the amount of shares outstanding, capital expenditures and related financings and other factors, which caused the value of certain asset or liability groups to change with no impact to the Company’s fair value of equity or the overall estimated value per share.

Change in Estimated Value per Share
December 6, 2021 estimated value per share	$3.38
Changes to estimated value per share
Real estate
Real estate	(2.73)
Capital expenditures on real estate	(0.29)
Total change related to real estate (1)	(3.02)
Modified operating cash flows in excess of distributions declared (2)	0.12
Notes payable (3)	0.66
Interest rate swaps	0.09
Deferral of asset management fee liability	(0.17)
Advisor advance forgiven (4)	0.13
Other changes, net	(0.03)
Total change in estimated value per share	(2.22)
December 15, 2022 estimated value per share	$1.16
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(1) Decrease is primarily due to a decrease in values of real estate properties after taking into consideration capital expenditures incurred. The decrease in the values of the real estate properties was primarily due to (i) the Commonwealth Building being valued at less than its mortgage debt as the Company is projecting longer lease-up periods for the vacant office space as demand for office space in Portland has significantly declined as a result of both the COVID-19 pandemic, with employees continuing to work from home, and the impact of the disruptions caused by protests and demonstrations in the downtown area, (ii) a property located in Houston, Texas where the COVID-19 pandemic added to an already slumping oil and gas industry, resulting in increased vacancy and expanding capitalization rates across the office marketplace, and (iii) a property located in Chicago, Illinois where return to office has been slow, resulting in increased vacancy and expanding capitalization rates across the office marketplace.
(2) Modified operating cash flow reflects modified funds from operations (“MFFO”) adjusted to add back the amortization of deferred financing costs and deferral of asset management fee. The Company computes MFFO in accordance with the definition included in the practice guideline issued by IPA in November 2010.
(3) The change in the notes payable fair value includes a $0.56 change related to the Commonwealth Building Mortgage Loan which was written down by $5.7 million to approximate the current value of the property.
(4) The Advisor has agreed to waive the advisor advance payable of $1.3 million that was due to the Advisor.
As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of the Company’s common stock, and these differences could be significant. In particular, due in part to our relatively small asset base and the number of shares of our common stock outstanding, as well as the substantial amount of leverage in the Company as a result of decreased real estate values, even modest changes in key assumptions made in appraising our real estate properties could have a very significant impact on the estimated value of our shares.  See the discussion under “Real Estate - Real Estate Valuation” below. The estimated NAV per share is not audited and does not represent the fair value of the Company’s assets less the fair value of the Company’s liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the price at which the Company’s shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations and the impact of restrictions on the assumption of debt and should not be considered a liquidation value of the Company’s assets and liabilities. The Advisor has agreed to waive any disposition fees owed in connection with asset sales pursuant to the Plan of Liquidation. In addition, the Advisor has agreed to waive payment of its asset management fee as of October 1, 2022 through liquidation. As of September 30, 2022, the Company had no potentially dilutive securities outstanding that would impact the estimated NAV per share of its common stock.

The December 15, 2022 estimated value per share does not represent a liquidation value of the Company’s assets and liabilities. As discussed in the Company’s preliminary proxy statement filed on December 20, 2022 with the SEC, the board of directors of the Company has determined that it is in the best interest of the Company and its stockholders to sell all of the Company’s properties and assets and liquidate and dissolve the Company pursuant to the Plan of Liquidation. The Plan of Liquidation requires the affirmative vote of holders of shares of the Company’s common stock entitled to cast a majority of all the votes entitled to be cast on the Plan of Liquidation proposal.
If the Plan of Liquidation is approved by the stockholders, the Company estimates that its net proceeds from liquidation and, therefore, the amount of cash the stockholders would receive for each share of the Company’s common stock they then hold, could range between approximately $0.59 and $1.16 per share. The difference between the estimated value per share and the range of estimated net proceeds from liquidation reflects the fact that the estimated value per share does not take into consideration: (i) expected third party closing costs related to future dispositions of real estate investments and (ii) estimated corporate costs and other expenses of the liquidation and dissolution of the Company not covered from the Company’s cash flow from operations.
Based on the estimated value per share as of December 15, 2022 and the estimated costs and expenses of liquidating and dissolving the Company, including the amortization of the fair value discount on notes payable, if the stockholders approve the Plan of Liquidation, the Company estimates the range in net proceeds from liquidation to be follows:

	Low End of Estimated Range	High End of Estimated Range
Range in estimated value per share	$0.89	$1.46
Estimated third party disposition costs per share	(0.11)	(0.11)
Estimated other liquidation costs per share	(0.08)	(0.08)
Amortization of fair value discount on notes payable	(0.11)	(0.11)
Range in estimated net proceeds from liquidation per share	$0.59	$1.16
There are many factors that may affect the actual net proceeds from liquidation and the amount of liquidating distributions per share, including, among other things, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising subsequent to the filing date of the Company’s definitive proxy statement. In addition, the continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions, such as the war in Ukraine, concerns over persistent inflation, rising interest rates and slowing economic growth, could have material and adverse effects on our liquidating distributions. Further, due to the substantial amount of leverage in the Company as a result of decreased real estate values, the ultimate net proceeds from liquidation paid to stockholders may be significantly impacted by small changes in real estate values. No assurance can be given as to the amount of liquidating distributions the Company will ultimately pay to its stockholders. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately distributed to its stockholders could be less than that set forth above. These estimates will be based upon market, economic, financial and other circumstances and conditions existing as of the date of the Company’s definitive proxy statement, and any changes in such circumstances and conditions during the liquidation process could have a material effect on the ultimate amount of liquidating distributions the Company pays to its stockholders.
Methodology
The Company’s goal for the valuation was to arrive at a reasonable and supportable estimated NAV per share, using a process that was designed to be in compliance with the IPA Valuation Guidelines and using what the Company and the Advisor deemed to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation and appraisal methodologies, assumptions and estimates used to value the Company’s assets and liabilities:

Real Estate
Independent Valuation Firm
Kroll(1) was selected by the Advisor and approved by the Company’s conflicts committee and board of directors to appraise each of the Appraised Properties and to provide a calculation of the range in estimated NAV per share of the Company’s common stock as of December 15, 2022. Kroll is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company or the Advisor. The compensation the Company will pay to Kroll is based on the scope of work and not on the appraised values of the Appraised Properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, as well as the requirements of the state where each real property is located. Each appraisal was reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
Kroll collected all reasonably available material information that it deemed relevant in appraising the Appraised Properties. Kroll obtained property-level information from the Advisor, including (i) property historical and projected operating revenues and expenses; (ii) property lease agreements; and (iii) information regarding recent or planned capital expenditures. Kroll reviewed and relied in part on the property-level information provided by the Advisor and considered this information in light of its knowledge of each property’s specific market conditions.
In conducting its investigation and analyses, Kroll took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Kroll reviewed information supplied or otherwise made available by the Company or the Advisor for reasonableness, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Kroll, Kroll assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and/or the Advisor. Kroll relied on the Company to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In performing its analyses, Kroll made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its and the Company’s control, as well as certain factual matters. For example, unless specifically informed to the contrary, Kroll assumed that the Company had clear and marketable title to each of the Appraised Properties, that no title defects existed, that any improvements were made in accordance with law, that no hazardous materials were present or had been present previously, that no deed restrictions existed, and that no changes to zoning ordinances or regulations governing use, density or shape were pending or being considered. Furthermore, Kroll’s analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the appraisals, and any material change in such circumstances and conditions (including future financial market disruptions related to the continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions, such as the war in Ukraine, and concerns over persistent inflation, rising interest rates and slowing economic growth) may affect Kroll’s analyses and conclusions. Kroll’s appraisal reports contain other assumptions, qualifications and limitations that qualify the analyses, opinions and conclusions set forth therein. Furthermore, the prices at which the Appraised Properties may actually be sold could differ from their appraised values.
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(1) Kroll is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public securities offerings, private placements, business combinations and similar transactions. The Company engaged Kroll to prepare appraisal reports for each of the Appraised Properties and to provide a calculation of the range in estimated NAV per share of the Company’s common stock and Kroll will receive fees upon the delivery of such reports and the calculation of the range in estimated NAV per share of the Company’s common stock. In addition, the Company has agreed to indemnify Kroll against certain liabilities arising out of this engagement. In the two years prior to the date of this filing, Kroll and its affiliates have provided a number of commercial real estate, appraisal, valuation and financial advisory services for the Company’s affiliates and have received fees in connection with such services. Kroll and its affiliates may from time to time in the future perform other commercial real estate, appraisal, valuation and financial advisory services for the Company and the Company’s affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable Kroll appraiser as certified in the applicable appraisal report.

Although Kroll considered any comments to its appraisal reports received from the Company or the Advisor, the appraised values of the Appraised Properties were determined by Kroll. The appraisal reports for the Appraised Properties are addressed solely to the Company to assist in the calculation of the range in estimated NAV per share of the Company’s common stock. The appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated NAV per share of the Company’s common stock and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock. In preparing its appraisal reports, Kroll did not solicit third-party indications of interest for the Appraised Properties. In preparing its appraisal reports and in calculating the range in estimated NAV per share of the Company’s common stock, Kroll did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to Kroll’s appraisal reports. All of the Kroll appraisal reports, including the analyses, opinions and conclusions set forth in such reports, are qualified by the assumptions, qualifications and limitations set forth in the respective appraisal reports.
Real Estate Valuation
Kroll appraised each of the Appraised Properties using various methodologies including the direct capitalization approach, discounted cash flow analyses and sales comparison approach and relied primarily on 10-year discounted cash flow analyses for the final appraisal of each of the Appraised Properties. Kroll calculated the discounted cash flow value of each of the Appraised Properties using property-level cash flow estimates, terminal capitalization rates and discount rates that fall within ranges it believes would be used by similar investors to value the Appraised Properties, based on recent comparable market transactions adjusted for unique properties and market-specific factors.
As of September 30, 2022, the Appraised Properties consisted of three office buildings, which were acquired for a total purchase price of $94.6 million, exclusive of acquisition fees and acquisition expenses of $1.7 million, in which the Company had invested $9.2 million in capital and tenant improvements. As of September 30, 2022, the total appraised value of the Appraised Properties as provided by Kroll using the appraisal methods described above was $70.5 million.
The following table summarizes the key assumptions that were used in the discounted cash flow analyses to arrive at the appraised value of the Appraised Properties:

	Range in Values	Weighted-Average Basis
Terminal capitalization rate	6.50% to 8.50%	7.62%
Discount rate	8.00% to 9.50%	8.59%
Net operating income compounded annual growth rate (1)	0.98% to 4.33%	2.32%
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(1) The net operating income compounded annual growth rates (“CAGRs”) reflect both the contractual and market rents and reimbursements (in cases where the contractual lease period is less than the hold period of the property) net of expenses over the holding period. The range of CAGRs shown is the constant annual rate at which the net operating income is projected to grow to reach the net operating income in the final year of the hold period for each of the properties.
While we believe that Kroll’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the appraised value of the Appraised Properties and thus, the Company’s estimated NAV per share. The table below illustrates the impact on the Company’s estimated NAV per share if the terminal capitalization rates or discount rates Kroll used to appraise the Appraised Properties were adjusted by 25 basis points, assuming all other factors remain unchanged. Additionally, the table below illustrates the impact on the Company’s estimated NAV per share if these terminal capitalization rates or discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated NAV per Share due to
	Decrease of 25 basis points	Increase of 25 basis points	Decrease of 5%	Increase of 5%
Terminal capitalization rate	$0.16	$(0.14)	$0.25	$(0.22)
Discount rate	0.14	(0.13)	0.22	(0.20)
Finally, a 1% increase in the appraised value of the Appraised Properties would result in a $0.07 increase in the Company’s estimated NAV per share and a 1% decrease in the appraised value of the Appraised Properties would result in a decrease of $0.07 to the Company’s estimated NAV per share, assuming all other factors remain unchanged.

With regards to the Commonwealth Building, the valuation was based on prior offers received during a marketing of the property in 2022 as well as an internal analysis performed by the Advisor. The offers received and the ultimate determination of value of the property were below the outstanding loan balance, and as a result, the value of the Commonwealth Building offset by the estimated fair value of the loan and inclusive of other assets and liabilities, effectively net to zero for purposes of inclusion in our estimated value per share.
Notes Payable
The estimated values of the Company’s notes payable are equal to the GAAP fair values disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, but do not equal the book value of the loans in accordance with GAAP. The Advisor estimated the values of the Company’s notes payable using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms, including extensions the Company expects to exercise, and management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.
As of September 30, 2022, the GAAP fair value and carrying value (excluding unamortized deferred financing costs of $0.1 million) of the Company’s notes payable were $94.3 million and $101.6 million, respectively. The majority of the difference between our GAAP fair value and carrying value relates to the Commonwealth Building Mortgage Loan where the carrying value exceeds the estimated fair value of the underlying real estate property and the fair value of the Commonwealth Building Mortgage Loan was written down to a value that approximates the fair value of the real estate property, after giving consideration to other assets and liabilities. Excluding the Commonwealth Building Mortgage Loan, the weighted-average discount rate applied to the future estimated debt payments related to the other mortgage loans, which have a weighted-average remaining term of 1.15 years, was approximately 8.46%.
The table below illustrates the impact on the Company’s estimated NAV per share if the discount rates the Advisor used to value the Company’s notes payable, excluding the Commonwealth Building Mortgage Loan, were adjusted by 25 basis points, assuming all other factors remain unchanged. Additionally, the table below illustrates the impact on the Company’s estimated NAV per share if these discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated NAV per Share due to
	Decrease of 25 basis points	Increase of 25 basis points	Decrease of 5%	Increase of 5%
Discount rate	$(0.01)	$0.02	$(0.02)	$0.00
Other Assets and Liabilities
The carrying values of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances was already considered in the valuation of the related asset or liability. The Advisor has also excluded redeemable common stock as temporary equity does not represent a true liability to the Company and the shares that this amount represents are included in the Company’s total outstanding shares of common stock for purposes of determining the Company’s estimated NAV per share.
Limitations of Estimated NAV per Share
As mentioned above, the Company is providing this estimated value per share (i) to assist the Company in calculating the range of estimated net proceeds from its proposed Plan of Liquidation as discussed in the Company’s preliminary proxy statement filed with the SEC on December 20, 2022, which proposed Plan of Liquidation will be submitted to the stockholders of the Company for their consideration along with the Company’s definitive proxy statement upon its filing with the SEC, and (ii) to assist broker-dealers that participated in the Company’s now-terminated initial public offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. The estimated NAV per share set forth above will first appear on the December 31, 2022 customer account statements that will be mailed in January 2023. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share, and these differences could be significant. The estimated NAV per share is not audited and does not represent the fair value of the Company’s assets less the fair value of the Company’s liabilities according to GAAP.

Accordingly, with respect to the Company’s estimated NAV per share, the Company can give no assurance that:
•a stockholder would be able to resell his or her shares at the Company’s estimated NAV per share;
•a stockholder would ultimately realize distributions per share equal to the Company’s estimated NAV per share upon liquidation of the Company’s assets and settlement of the its liabilities or a sale of the Company;
•the Company’s shares of common stock would trade at its estimated NAV per share on a national securities exchange;
•a third party would offer the Company’s estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock;
•another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated NAV per share; or
•the methodology used to determine the Company’s estimated NAV per share would be acceptable to the Financial Industry Regulatory Authority or for compliance with ERISA reporting requirements.
Further, the Company’s estimated NAV per share is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the number of shares outstanding, all as of September 30, 2022. As of September 30, 2022, the Company had 9,851,052 and 307,606 shares of common stock issued and outstanding of Class A and Class T common stock, respectively. The Company did not make any adjustments to its estimated NAV subsequent to September 30, 2022, including, adjustments relating to the following, among others: (i) net operating income earned; and (ii) the redemption of shares. The value of the Company’s shares will fluctuate over time in response to the performance of individual assets in the Company’s portfolio and the management of those assets and the real estate and finance markets. In particular, the continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions, such as the war in Ukraine, concerns over persistent inflation, rising interest rates and slowing economic growth, could have material and adverse effects on the value of the assets in the Company’s portfolio.
The Company’s estimated NAV per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Company’s estimated NAV per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or, the impact of restrictions on the assumption of debt and should not be considered a liquidation value of the Company’s assets and liabilities.
Moreover, as discussed above, the December 15, 2022 estimated value per share does not represent a liquidation value of the Company’s assets and liabilities. If the Plan of Liquidation is approved by the stockholders and the Company is able to successfully implement the plan, the Company estimates that its net proceeds from liquidation and, therefore, the amount of cash the stockholders would receive for each share of the Company’s common stock they then hold, could range between approximately $0.59 and $1.16 per share. See “Estimated Net Asset Value Per Share.”
The Company currently expects to utilize the Advisor and/or an independent valuation firm to update the estimated value per share no later than December 2023 if the Plan of Liquidation has not been approved.
Historical Estimated Values per Share
The historical reported estimated value per share of the Company’s common stock approved by the board of directors is set forth below:

Estimated Value per Share	Effective Date of Valuation	Filing with the Securities and Exchange Commission
$3.38	December 6, 2021	Current Report on Form 8-K, filed December 10, 2021
$4.90	December 7, 2020	Current Report on Form 8-K, filed December 15, 2020
$8.43	December 4, 2019	Current Report on Form 8-K, filed December 12, 2019
$9.20	December 7, 2018	Current Report on Form 8-K, filed December 10, 2018
$8.79	December 8, 2017	Current Report on Form 8-K, filed December 11, 2017
$8.75	August 9, 2017	Current Report on Form 8-K, filed August 10, 2017

Decline in Estimated Value per Share
With a real estate portfolio of four office buildings, the Company has limited diversification. As a result, downturns in geographic locations where its properties are located have had a more significant adverse impact on its net asset value than if the Company had been able to invest in a more diversified investment portfolio. In addition to the adverse effects the measures employed to control the COVID-19 pandemic have had on commercial office properties, with employees continuing to work from home and the use and demand for office space remaining below pre-pandemic levels, certain geographical areas where the Company’s properties are located have suffered more significant adverse economic effects relative to geographies in other parts of the country. In particular, the Commonwealth Building, which was 42% of the Company’s total investments as of September 30, 2022 based on purchase price, and is 37% of its total rentable square feet as of September 30, 2022, is located in Portland, Oregon, a geographic region that has suffered significant and impactful adverse economic developments since the start of the COVID-19 pandemic in 2020. Continued social unrest and increased crime in the downtown Portland area, along with employees continuing to work from home has resulted in many tenants leaving the downtown Portland area for suburban options and resulted in adverse economic consequences for the downtown commercial business district in Portland where the property is located. Occupancy at the Commonwealth Building decreased from 87% at the beginning of 2021 to 52% as of September 30, 2022. Due to these factors, the Commonwealth Building is currently valued at less than the outstanding debt and as a result of the default discussed above, the Company may relinquish ownership of the property to the lender in a foreclosure transaction or other alternative to foreclosure in satisfaction of the mortgage. In addition, the Offices at Greenhouse, another significant property in the Company’s real estate portfolio is located in Houston, Texas, where the COVID-19 pandemic added to an already slumping oil and gas industry, resulting in increased vacancy and expanding capitalization rates across the office marketplace.

Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The appraisal methodology for the Appraised Properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the Appraised Properties, with respect to Kroll, and the valuation estimates used in calculating the estimated value per share, with respect to Kroll, the Advisor and the Company, are the respective party’s best estimates as of September 30, 2022, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised Properties and the estimated value per share.
If the Plan of Liquidation is approved by the stockholders of the Company, there are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the continuing impact of the COVID-19 pandemic, elevated market and economic volatility due to adverse economic and geopolitical conditions, such as the war in Ukraine, concerns over persistent inflation, rising interest rates and slowing economic growth on the value of the real estate properties, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising thereafter. Further, due to the substantial amount of leverage in the Company as a result of decreased real estate values, the ultimate net proceeds from liquidation paid to stockholders may be significantly impacted by small changes in real estate values. No assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders. If the Company underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the Company’s stockholders could be less than estimated.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the period ended September 30, 2022, each as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share and net proceeds from liquidation.

ANNEX C
OPINION OF ROBERT H. STANGER & CO., INC.

The Special Committee of
The Board of Directors of
KBS Growth & Income REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Ladies and Gentlemen:
We have been advised that KBS Growth and Income REIT, Inc. together with any and all of its subsidiaries (the “Company”) is contemplating the adoption of a plan of liquidation and dissolution, pursuant to which the Company will sell all or substantially all of the assets of the Company (the “Plan of Liquidation”) and will distribute the net proceeds after the payment of liabilities and transaction and entity wind-down costs to the stockholders of the Company (the “Stockholders”). The real estate assets of the Company include interests in four office properties (individually, a “Property” and collectively, the “Properties”).
In connection with the contemplated Plan of Liquidation, we have been advised that the Company may enter into one or a series of transactions for the sale of the Properties owned by the Company, after conducting negotiations to establish commercially fair and reasonable terms for such transactions.
We have also been advised that if the Company decides to pursue such Plan of Liquidation, the Company will obtain the approval of: (i) the board of directors of the Company (the “Board”) and the independent directors thereof; and (ii) Stockholders holding a majority in interest in the Company pursuant to a proxy statement to be provided to such Stockholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include an estimate prepared by KBS Capital Advisors, LLC, the Advisor to the Company (the “Advisor”), of the range of expected per share aggregate liquidating distributions to the Stockholders from the Plan of Liquidation (“Management’s Estimated Range of Liquidating Distributions Per Share”), which estimate reflects the Advisor’s best good faith estimate of such distributions taking into account various factors, including, without limitation, (i) the terms of (a) the Company’s charter and bylaws, (b) the limited partnership agreement (the “Operating Partnership Agreement”) of KBS Growth & Income Limited Partnership (the “Operating Partnership”), and (c) the agreements to which all entities through which the Company holds interests in the Properties are a party, in each case relating to the liquidation of assets and (ii) the terms of any advisory agreement (the “Advisory Agreement”) among the Company, the Operating Partnership and the Advisor. We have been advised further that Management’s Estimated Range of Liquidating Distributions Per Share is $0.59 to $1.16 per share. The Special Committee of the Board (the “Special Committee”) has requested that Robert A. Stanger & Co., Inc. (“Stanger”) provide to the Special Committee its opinion as to the reasonableness, from a financial point of view, of Management’s Estimated Range of Liquidating Distributions Per Share to be received by the Stockholders pursuant to the Plan of Liquidation.
Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include strategic planning, mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships, and the securities issued by and the assets owned through such entities including, but not limited to, real properties and property interests.
In the course of our review to render this opinion, we have, among other things:
•Reviewed a draft of the Proxy Statement related to the Plan of Liquidation, which draft the Company has indicated to be in substantially the form intended to be finalized and filed with the Securities and Exchange Commission (“SEC”) and distributed to Stockholders;
•Reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022;
•Reviewed a current rent roll for each Property, together with historical operating statements for the years 2019, 2020, 2021 and year-to-date October 2022 and the operating budget for each Property for 2023;
•Reviewed multi-year projections prepared by the Advisor for each of the Properties;
•Gathered and reviewed information concerning regional and local market conditions for properties similar to the Properties;
•Reviewed the September 30, 2022 appraisals of the Properties and the net asset value report performed by Kroll, LLC;
•Performed site visits of the Properties during the fourth quarter of 2019 and first quarter of 2020 in the context of prior advisory work for the Company and discussed with personnel of the Advisor any changes since that time in the physical condition of the Properties;
•Reviewed available published surveys and certain other information relating to acquisition criteria for properties similar to the subject Properties;
•Discussed with personnel of the Advisor conditions in office property markets in general, and the local market of each Property, in particular, market conditions for the leasing and sale of properties similar to those owned by the Company, the current and projected operation and performance of each of the Properties, the current debt of the Company, and the financial condition and future prospects of the Company;
•Reviewed the internal financial analyses and projections prepared by the Advisor in order to calculate Management’s Estimated Range of Liquidating Distributions Per Share, which estimate is based in part on the Advisor’s estimated range of the Company’s Property values; and
•Conducted such other analyses and inquiries, as we deemed appropriate.
In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in the draft Proxy Statement or furnished or otherwise communicated to us by the Company and the Advisor. We have not performed an independent appraisal of the assets and liabilities of the Company for purposes of this opinion, including its real estate portfolio, and have relied upon and assumed the accuracy of information provided by the Advisor concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Company’s ownership interest in each of its

Properties and the economic terms of any interests held by other parties in the Properties; (iv) the number of the Company’s common shares outstanding and class of such shares; and (v) the balance sheet value determinations for non-real estate assets and liabilities of the Company and any property transaction expenses, general liquidation costs and other adjustments to determine Management’s Estimated Range of Liquidating Distributions Per Share. We have also relied on the assurance of the Company and the Advisor that any pro forma financial statements, projections, budgets, value or distribution estimates or adjustments provided or communicated to us, were reasonably prepared on bases consistent with actual historical experience and reflect their best currently available estimates and good faith judgments; that the allocation of consideration between the Operating Partnership and other subsidiaries of the Company and the Company, and the Stockholders and the Advisor and the fees and costs associated with the Plan of Liquidation are consistent with the provisions of the Company’s charter and bylaws, the Operating Partnership Agreement, the agreements of any other entities through which the Company holds interests in the properties and the Advisory Agreement; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided to us and the date of this opinion; and that the Company and the Advisor are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. Nothing has come to our attention that would lead us to believe that any of the foregoing is incorrect, incomplete or misleading in any material respect.
We have further assumed that: (i) the Company will maintain its status as a real estate investment trust for the entire period of the Plan of Liquidation and will meet any required distribution levels or other tests and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature; (ii) the Company will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in Management’s Estimated Range of Liquidating Distributions Per Share; (iii) the Company’s interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or third-party profit participation other than for those included in Management’s Estimated Range of Liquidating Distributions Per Share and identified to us; (iv) the Company will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation; (v) the Company will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, or accept any consideration for the sale or exchange of any Company assets which has a market value which is less than the assets exchanged therefor, including any deferred, contingent or earn-out type consideration; (vi) the Company will not incur any costs associated with the assumption or prepayment of its loans; (vii) the Company will not incur any additional wind-down costs associated with the Plan of Liquidation other than those included in Management’s Estimated Range of Liquidating Distributions Per Share; (viii) the Company will sell its real estate assets at the timing identified in its analyses underlying Management’s Estimated Range of Liquidating Distributions Per Share; (ix) the level of distributions made prior to the Plan of Liquidation to Company Stockholders has been accurately reflected in the Company’s analysis; (x) no termination fees are associated with the Advisory Agreement or any management or service agreements of the Company, including to its affiliates, not already identified to us and included in Management’s Estimated Range of Liquidating Distributions Per Share; and (xi) no options or warrants are outstanding with respect the Company’s common stock.
With respect to this engagement, we were not engaged to, and therefore did not: (i) appraise the Company, the Operating Partnership or the assets and liabilities of the Company and the Operating Partnership; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to the Company, the Operating Partnership, the Special Committee, or the Stockholders with respect to whether or not to pursue a Plan of Liquidation, whether to accept or reject any transaction, or the tax impact of acceptance or rejection of any transaction or the Plan of Liquidation; (iv) express any opinion as to (a) the business decision to pursue a Plan of Liquidation, (b) the amount or allocation of expenses relating to the Plan of Liquidation or any transaction, and (c) any terms of any transaction; (v) provide any implied or explicit guarantee or warranty that the amounts actually realized upon the sale of all or substantially all of the Properties will be within the estimates contained within Management’s Estimated Range of Liquidating Distributions Per Share and that the distributions per Share resulting from the Plan of Liquidation will be within Management’s Estimated Range of Liquidating Distributions Per Share, which realized amounts may be higher or lower than the Advisor’s estimates; or (vi) opine as to the fairness of the amount or the nature of any compensation to any of the Company’s officers or directors or any officers, directors, or employees of any affiliates of the Company, or any class of such persons, relative to the compensation to the Company’s Stockholders. Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of our analysis and addresses the Advisor’s estimates in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing this opinion.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter, Management’s Estimated Range of Liquidating Distributions Per Share to be received by the Stockholders pursuant to the Plan of Liquidation is reasonable from a financial point of view. This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Company, including the Special Committee. In connection with providing this opinion we served as financial advisor to the Special Committee.
Stanger has been paid fees in connection with this opinion, none of which are contingent upon the closing of any transaction or our findings with respect to reasonableness, or the approval of the Plan of Liquidation by the Stockholders. The Company also has agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. During the past two years, Stanger was engaged to provide financial advisory services to the Company for which Stanger was paid reasonable and customary fees plus reimbursement of reasonable out-of-pocket expenses. Other than this engagement, during the past two years, Stanger has not provided any financial advisory or other services to the Company or affiliates and the Company and its affiliates have not paid any fees to Stanger with the exception of usual and customary payments for subscriptions to certain Stanger publications.
This letter does not purport to be a complete description of the analyses performed or the matters considered in rendering this opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Special Committee that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion. In rendering this opinion judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied in rendering this opinion are not readily susceptible to partial analysis or summary description.
Yours truly,
/s/ Robert A. Stanger & Co., Inc.
Robert A Stanger & Co., Inc.
December 15, 2022

KBS | Growth & Income REIT

C/O DST SYSTEMS, INC.
P.O. BOX 219015
KANSAS CITY, MO 64121

SCAN TO
VIEW MATERIALS & VOTE

PROXY VOTING INSTRUCTIONS

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up through [TBD], 2023. **Have your proxy card in hand.**

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by [TBD], 2023) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up through [TBD], 2023. Have your proxy card in hand when you access the web site.

Your QR vote, telephone vote or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Control Number located in box below:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94312-P40076

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KBS GROWTH & INCOME REIT, INC.

The Board of Directors recommends a vote **FOR** Proposals 1, 3 and 4 as described in the proxy statement and **FOR** all nominees listed in Proposal 2.

	For	Against	Abstain
1. **Plan of Liquidation Proposal:** Approval of the Plan of Liquidation and Dissolution of the Company pursuant to which the Company will be authorized to sell all of its assets, liquidate and dissolve.	☐	☐	☐
2. **Election of Directors**			
2a. Schreiber	☐	☐	☐
2b. Bravante	☐	☐	☐
2c. Kline	☐	☐	☐
2d. Russell	☐	☐	☐
3. **Auditor Ratification:** The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
4. **Adjournment Proposal:** Approval of a proposal that would permit the Company to proceed with the voting on only the proposals that have received sufficient votes to be approved at the annual meeting, and subsequently, to adjourn the annual meeting, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved.	☐	☐	☐

Note: Such other business as may property come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date

KBS | Growth & Income REIT

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
KBS GROWTH & INCOME REIT, INC.
[TBD], [TBD], 2023
[TBD] p.m. Pacific

Your Vote is Important!

FOLD HERE BEFORE INSERTING INTO RETURN ENVELOPE

D94313-P40076

KBS Growth & Income REIT, Inc.
800 NEWPORT CENTER DRIVE • 7TH FLOOR BOARDROOM
NEWPORT BEACH • CALIFORNIA 92660
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of KBS GROWTH & INCOME REIT, INC. to be held on [TBD], 2023, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 3 and 4 and will be voted "FOR" all nominees listed in Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021.

January [ ], 2023
Thank you for being a stockholder of KBS Growth & Income REIT, Inc. (“KBS”). On [ ], 2023, KBS will hold its annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, 7th Floor Boardroom, Newport Beach, California 92660. The annual meeting will begin at [ ] Pacific time.
There are important measures on the ballot and we encourage you to review these measures. Whether or not you plan to attend the annual meeting and vote in person, we do encourage you to vote immediately. By doing so, you will help KBS avoid potential delays in meeting its quorum and avoid additional expenses associated with soliciting stockholders to vote. You can cast your vote by proxy either: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.
GOING GREEN - KBS is always working to reduce its environmental footprint, wherever it can. One of the many ways KBS does so is by encouraging its stockholders to consider paperless statements and sign-up for electronic delivery. When you enroll in electronic delivery, it reduces paper waste and the cost of printing and mailing. You’ll receive stockholder communications, such as account statements, tax forms, annual reports, proxy statements and other investor communications electronically. KBS will (i) make certain investor communications available on its website at www.kbs-cmg.com and notify you via email when such documents are available or (ii) email stockholder communications directly to your email address.
Enrolling in electronic delivery is simple and you can switch to paper materials at any time by changing your delivery preference online at www.kbs-cmg.com, under the Investor Tab or by contacting KBS at (866) 584-1381. You may also request a paper copy of any document by calling this number.
You can set up your username and password and receive online access to your account and account documents at GOGREEN.KBS.COM.
Thank you for your support.
Jeff Waldvogel
Chief Financial Officer
KBS Growth & Income REIT, Inc.